Exhibit 2.4

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

GILEAD SCIENCES, INC.,

GILEAD BIOPHARMACEUTICS IRELAND CORPORATION,

GILEAD SCIENCES LIMITED,

CALISTOGA PHARMACEUTICALS, INC.

and

SHAREHOLDER REPRESENTATIVE SERVICES LLC,

AS STOCKHOLDERS’ AGENT

Dated as of February 21, 2011

-i-

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

TABLE OF CONTENTS (continued)

ii

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

TABLE OF CONTENTS (continued)

Exhibit A – Form of Escrow Agreement
Exhibit B – Form of Tax Responsibility Agreement
Exhibit C – Form of Legal Opinions
Exhibit D – Form of General Release

iii

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of February 21, 2011 by and among Gilead Sciences, Inc., a Delaware corporation (“Guarantor”), Gilead Biopharmaceutics Ireland Corporation, a company formed under the laws of Ireland (“Parent”), Gilead Sciences Limited, a company formed under the laws of Ireland and a wholly owned subsidiary of Parent (“Merger Sub”), Calistoga Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as a Stockholders’ Agent hereunder (the “Stockholders’ Agent”).

RECITALS

A. Upon the terms and subject to the conditions of this Agreement and in accordance with Delaware General Corporation Law, as amended (“Delaware Law”), Parent, Merger Sub and the Company will enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the “Merger”);

B. The board of directors of the Company has, by resolutions duly adopted, unanimously: (i) declared that the Merger and the other transactions contemplated by this Agreement are advisable, fair to and in the best interests of the Company and its stockholders; (ii) approved this Agreement in accordance with the provisions of Delaware Law; (iii) directed that this Agreement and the Merger be submitted to the stockholders of the Company for their adoption and approval by written consent; and (iv) recommended that the stockholders of the Company adopt this Agreement and approve the Merger (the “Board Recommendation”);

C. The respective boards of directors of Guarantor, Parent and Merger Sub have, by resolutions duly adopted, unanimously declared that the Merger and the other transactions contemplated by this Agreement are advisable and approved this Agreement in accordance with the provisions of Delaware Law; and

D. Within four (4) hours after the execution and delivery of this Agreement, the Company shall obtain an action by written consent approving this Agreement, the Merger and the Preferred Stock Conversion (as defined herein) by the Required Stockholder Vote (as defined herein) in accordance with Delaware Law and the Company Organizational Documents (as defined herein).

NOW, THEREFORE, in consideration of the covenants, representations and warranties set forth herein, and for other good and valuable consideration, the parties, intending to be legally bound, agree as follows:

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

ARTICLE I

DEFINITIONS

1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“2010 Health Care Law” has the meaning set forth in Section 3.16(g).

“280G Shareholder Vote” has the meaning set forth in Section 6.10.

“Action” means any civil, criminal, administrative or regulatory action, suit, hearing or proceeding.

“Advisory Committee” has the meaning set forth in Section 9.3(b).

“Affiliate” means, with respect to any person, another person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such person.

“Agent Losses” has the meaning set forth in Section 9.3(b).

“Agent NDA” has the meaning set forth in Section 9.1(b)(iii)(E)(a).

“Aggregate Escrow Balance” has the meaning set forth in Section 9.2(c)(ii).

“Agreement” has the meaning set forth in the Preamble.

[*]

“Applicable Law” means any applicable federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction or decree.

“Assets” means all tangible and intangible properties and assets (real, personal or mixed).

[*]

“Board Recommendation” has the meaning set forth in Recital B.

“Business Day” means each day that is not a Saturday, Sunday or other day on which Guarantor is closed for business or banking institutions located in San Francisco, California are authorized or obligated by law or executive order to close.

[*]

“Certificate” has the meaning set forth in Section 2.7(a).

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

“cGMP” means the applicable laws and regulations, as may be amended from time to time, for current Good Manufacturing Practice, which have been promulgated by (i) the FDA under the United States Federal Food, Drug and Cosmetic Act, 21 C.F.R. §210 et seq., (ii) the European Medicines Agency or under the European Union guide to Good Manufacturing Practice for medical products and (iii) any other applicable Governmental Entity in each jurisdiction where the Company, or a third party acting on its behalf, is undertaking or has undertaken a clinical trial as of or prior to the Closing Date.

“Claim Expenses” means any and all expenses incurred in connection with investigating, defending or asserting any claim or Action incident to any matter indemnified against or reimbursed hereunder (including court filing fees, court costs, arbitration fees or costs, witness fees and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).

“Claim Notice” has the meaning set forth in Section 9.2(c)(i).

“Claimed Amount” has the meaning set forth in Section 9.2(c)(i).

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Closing Indebtedness” means, with respect to the Company as of immediately prior to the Effective Time, without duplication: [*].

“COBRA” has the meaning set forth in Section 3.16(f).

“Code” means the Internal Revenue Code of 1986, as amended.

“Commercially Reasonable Efforts” shall mean [*]

“Committee Member Losses” has the meaning set forth in Section 9.3(b).

“Company” has the meaning set forth in the Preamble.

[*]

“Company Balance Sheet” has the meaning set forth in Section 3.4.

“Company Balance Sheet Date” has the meaning set forth in Section 3.6.

“Company Capital Stock” means all shares of Company Common Stock and Company Preferred Stock.

“Company Common Stock” means shares of Company’s common stock, par value $.0001 per share.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

“Company Data” has the meaning set forth in Section 3.9(a).

“Company Disclosure Schedule” has the meaning set forth in Article III.

“Company Employees” has the meaning set forth in Section 6.5(a).

“Company Employee Plans” has the meaning set forth in Section 3.16(a).

“Company Financial Statements” has the meaning set forth in Section 3.4.

“Company IP Contract” has the meaning set forth in Section 3.9(a).

“Company IP Rights” has the meaning set forth in Section 3.9(a).

“Company IT Systems” has the meaning set forth in Section 3.9(a).

“Company Material Adverse Effect” has the meaning set forth in Section 10.2(a).

“Company Options” means options to purchase shares of Company Common Stock.

“Company Option Plan” means the Company’s 2006 Stock Option Plan.

“Company Organizational Documents” means the Company’s Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated By-Laws, each as in effect on the date hereof.

“Company Preferred Stock” means all shares of Series A Preferred Stock, Series B Preferred Stock and the Series C Preferred Stock.

“Company Products” has the meaning set forth in Section 3.22(b).

“Company Securityholders” means, collectively, Company Stockholders and those persons who held outstanding Company Warrants or Company Options, in each case, immediately prior to the Effective Time.

“Company Stockholders” means those persons who held shares of outstanding Company Capital Stock immediately prior to the Effective Time.

“Company Suppliers” has the meaning set forth in Section 3.23.

“Company Unvested Shares” means outstanding shares of Company Common Stock issued under the Company Option Plan that are unvested and subject to repurchase by the Company, upon the holder’s termination of employment or service with the Company, at a price per share not greater than the original purchase price per share paid for those shares, as adjusted for any subsequent stock split, stock dividend, reclassification or similar transaction affecting the outstanding Company

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

Common Stock without the Company’s receipt of consideration, or otherwise subject to a substantial risk of forfeiture.

“Company Warrant” means each outstanding warrant to purchase Company Capital Stock.

“Computer Software” has the meaning set forth in Section 3.9(a).

“Confidentiality Agreements” has the meaning set forth in Section 6.1(a).

“Contingent Payments” means each of the [*] and any amounts paid pursuant to Section 9.1(a)(iv).

“Contract” means any legally binding agreement, contract, lease, instrument, note, warrant, purchase order, license, sublicense or other legally binding commitment.

“Copyrights” has the meaning set forth in Section 3.9(a).

“Current Company Business” has the meaning set forth in Section 3.1.

“Current Policies” has the meaning set forth in Section 6.7(a).

“Data Room” has the meaning set forth in Section 3.1.

“Delaware Law” has the meaning set forth in the Recital A.

“Disqualified Individual” has the meaning set forth in Section 3.16(i).

“Dissenting Share” has the meaning set forth in Section 2.9.

“Dissenting Stockholder” has the meaning set forth in Section 2.9.

“Effective Time” has the meaning set forth in Section 2.2.

“EMA” means the European Medicines Agency of the European Union or any successor entity thereto having similar responsibilities with respect to pharmaceutical products.

“Environmental Laws” has the meaning set forth in Section 3.14(a)(i).

“ERISA” has the meaning set forth in Section 3.16(a).

“ERISA Affiliate” has the meaning set forth in Section 3.16(a).

“Escrow Agent” means US Bank National Association.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

“Escrow Agreement” means the escrow agreement to be entered into among Guarantor, Parent, the Stockholders’ Agent and the Escrow Agent on the Closing Date, in substantially the form of Exhibit A.

“Escrow Amount” means [*]

“Escrow Fund” means the escrow fund established pursuant to the Escrow Agreement.

“Escrow Release Date” has the meaning set forth in Section 6.12(a).

“Estimated Merger Consideration Certificate” has the meaning set forth in Section 9.2(c)(i).

[*]

“FCPA” has the meaning set forth in Section 3.26(a).

“FDA” means the United States Food and Drug Administration or any successor agency thereto.

“FDCA” has the meaning set forth in Section 3.22(b).

[*]

[*]

[*]

“Fully Diluted Share Number” means the sum of, without duplication, (i) the aggregate number of shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time (after giving effect to the Preferred Stock Conversion and including any Company Unvested Shares), (ii) the aggregate number of shares of Company Capital Stock subject to all outstanding Company Warrants immediately prior to the Effective Time, (iii) the aggregate number of shares of Company Capital Stock subject to all outstanding Company Options immediately prior to the Effective Time, (iv) the aggregate number of shares of Company Capital Stock purchasable under or otherwise subject to any rights (other than Company Options or Company Warrants) to acquire shares of Company Capital Stock (whether or not immediately exercisable) outstanding immediately prior to the Effective Time; and (v) the aggregate number of shares of Company Common Stock that would be issuable upon the conversion of any convertible securities of the Company (other than shares of Company Preferred Stock) outstanding immediately prior to the Effective Time.

“Fundamental Representations” means (i) the representations and warranties contained in [*], and (ii) the representations and warranties set forth in any certificate delivered pursuant to this Agreement, to the extent such representations and warranties relate to any of the matters addressed in any of the representations and warranties specified in clause “(i)” of this sentence.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

“GAAP” means accounting principles generally accepted in the United States.

“Governmental Entity” has the meaning set forth in Section 3.2(b).

“Guarantor” has the meaning set forth in the Preamble.

“Hazardous Materials” has the meaning set forth in Section 3.14(a).

“Healthcare Data Requirements” has the meaning set forth in Section 3.25(a).

[*]

“HIPAA” has the meaning set forth in Section 3.16(f).

“HITECH” has the meaning set forth in Section 3.25(a).

“HMO” has the meaning set forth in Section 3.16(l).

“HSR” has the meaning set forth in Section 3.2(b).

[*]

“IND” means an Investigational New Drug application in the US filed with the FDA or the corresponding application filed in the European Union with the EMA for the investigation of a Company Product, as provided in the Applicable Laws and filed with such Regulatory Authority.

“Indebtedness” means, with respect to any person at any date, without duplication: (i) all obligations of such person for borrowed money or in respect of loans or advances; (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations in respect of letters of credit, whether or not drawn, and bankers’ acceptances issued for the account of such person; (iv) all interest rate or currency caps, collars, swaps or other similar protection agreements of such person (valued on a market quotation basis); (v) any indebtedness for the deferred purchase price of property or services with respect to which such person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business consistent with past business practices which are not more than 120 days past due, unless the same are being contested in good faith by appropriate proceedings and with respect to which such person has set aside adequate reserves therefor in accordance with GAAP); (vi) any commitment by which such person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit); (vii) any obligations of such person under leases that are required to be capitalized in accordance with GAAP; (viii) any indebtedness secured by a lien or other encumbrance on such person’s assets; or (ix) any guarantee or other contingent obligation (including obligations to repurchase, reimburse or keep well) of such person in respect of the items set forth in the foregoing clauses (i) through (viii).

“Information Statement” has the meaning set forth in Section 6.11(b).

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

“IP License” has the meaning set forth in Section 3.9(a).

“IP Rights” has the meaning set forth in Section 3.9(a).

“knowledge” has the meaning set forth in Section 10.2(b).

“Lease” and “Leases” have the meanings set forth in Section 3.13(a).

“Liabilities” means any debt, liability or obligation of any kind, character or nature, whatsoever, whether known or unknown, secured or unsecured, fixed, absolute, contingent, accrued or otherwise, and whether due or to become due.

“Losses” (including, with the correlative meaning, the term “Loss”) means any losses, damages, costs, expenses, Claim Expenses, obligations, settlement payments, awards, judgments, fines, penalties or other charges.

“Material Contract” has the meaning set forth in Section 3.11(c).

“Merger” has the meaning set forth in Recital A.

“Merger Consideration” means (a) the Up-Front Payment, plus (b) the Contingent Payments, if any are payable pursuant to the terms of this Agreement, plus (c) any cash disbursements required to be made from the Escrow Fund to the Company Securityholders in accordance with the terms of Section 9.2(c), as and when such disbursements are required to be made, plus (d) any cash disbursements required to be made from the Stockholders’ Agent’s Fund to the Company Securityholders in accordance with Section 2.6(c), as and when such disbursements are required to be made.

“Merger Consideration Certificate” has the meaning set forth in Section 6.12(b).

“Merger Consideration Certificate Data” has the meaning set forth in Section 6.12(a).

“Merger Sub” has the meaning set forth in the Preamble.

“Milestone” means each of the [*].

“Milestone Abandonment Notice” has the meaning set forth in Section 9.1(b)(iii)(F)(2).

“Milestone End Date” has the meaning set forth in Section 9.1(b)(iii)(B).

“Milestone Obligor” has the meaning set forth in Section 9.1(b)(iii)(B).

“NDA/MAA” means (i) a New Drug Application in the United States for authorization to market a Company Product or [*], as applicable, as provided in the Applicable Laws and filed with the FDA; or (ii) an application for Regulatory Approval to market a Company Product or [*], as

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended applicable, in the European Union, as provided in the Applicable Laws and filed with the applicable Regulatory Authority.

“Net Sales” means, with respect to [*], the total gross amount invoiced or otherwise received by Parent, its Affiliates, or any Milestone Obligor for sales of [*] to an unrelated third party anywhere in the world less deductions allowed to such third party relating to such sales of [*], to the extent reasonable, customary, and consistent with Parent’s, its Affiliate’s or Milestone Obligor’s accounting policies for external reporting purposes for:

(a) freight, postage and duties, and transportation charges relating to [*] (including handling and insurance thereto) separately identified on the invoice or other documentation maintained in the ordinary course of business;

(b) sales and excise taxes or customs duties paid by the selling party and any other similar governmental charges imposed upon the sale of [*] separately identified on the invoice or other documentation maintained in the ordinary course of business and not recovered or recoverable;

(c) trade, quantity and cash discounts in connection with the sale of [*];

(d) allowances, chargebacks or credits to such third party not in excess of the selling price of [*], on account of delay, rejection, outdating, recalls or return of [*] or retroactive price reductions that are actually allowed or granted; and

(e) rebates, reimbursements, fees or similar payments to (i) wholesalers and other distributors, pharmacies and other retailers, buying groups (including group purchasing organizations), health care insurance carriers, pharmacy benefit management companies, health maintenance organizations, Governmental Entities, or other institutions or health care organizations; or (ii) patients and other third parties arising in connection with any program applicable to [*] under which Parent or its Affiliates or any Milestone Obligor provides to low income, uninsured or other patients the opportunity to obtain [*] at a price less than the manufacturing cost of [*].

For the avoidance of doubt, if a single item falls into more than one of the categories set forth in clauses (a)-(i) above, such item may not be deducted more than once. Sales of [*] for resale between Parent and its Affiliates and any Milestone Obligor shall be disregarded for purposes of calculating Net Sales; provided, however, that the subsequent resale of such product to an unrelated third party shall be included in calculating Net Sales hereunder. For purposes of determining Net Sales, [*] shall be deemed to be sold when invoiced. If [*] is sold or transferred for consideration other than cash or is otherwise sold at a below market price in exchange for other value, the Net Sales from such sale or transfer shall be deemed the then fair market value of [*].

If [*] either (i) is sold in the form of a combination product containing [*] and one or more active pharmaceutical products as separate molecular entity(ies) that are not [*]; or (ii) is sold in a form that contains (or is sold bundled with) a delivery device therefor (in either case ((i) or (ii)), a “Combination Product”), the Net Sales of [*] shall be determined as follows: first, Parent shall determine the actual Net Sales of such Combination Product (using the above convention) and then

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

(I) such amount shall be multiplied by the fraction A/(A+B), where A is the invoice price of [*], if sold separately, and B is the total invoice price of the other active pharmaceutical product(s) or delivery device in the Combination Product if sold separately, or (II) if the other active pharmaceutical product(s) or delivery device in the Combination Product is not sold separately, Net Sales shall be calculated by multiplying actual Net Sales of such Combination Product by a fraction A/C where A is the invoice price of [*] if sold separately, and C is the invoice price of the Combination Product; in each case of subsection (I) or (II), in the same country as the Combination Product during the applicable reporting period or, if sales of both [*] sold separately and the other active pharmaceutical product(s) or delivery device or the Combination Product did not occur during the applicable reporting period, then the respective invoice prices during the most recent reporting period in which sales of both occurred in the same country as the Combination Product described above. If neither [*] nor any other active pharmaceutical product (or delivery device) in the Combination Product is sold separately in the same country as the Combination Product, the adjustment to Net Sales shall be determined by Parent and the Stockholders’ Agent in good faith to reasonably reflect the fair market value of the contribution of [*] in the Combination Product to the total fair market value of such Combination Product.

“Order” has the meaning set forth in Section 7.1(a).

[*]

[*]

[*]

“Parent” has the meaning set forth in the Preamble.

“Parent Claims” has the meaning set forth in Section 9.1(b)(ii)(A).

“Parent Indemnified Party” has the meaning set forth in Section 9.2(b)(i).

“Parent Plans” has the meaning set forth in Section 6.5(a).

“Patent Rights” has the meaning set forth in Section 3.9(a).

[*]

“Paying Agent” has the meaning set forth in Section 2.7(b).

“Payment Conditions” has the meaning set forth in Section 9.1(b)(i).

“Per Share Contingent Payment” means, with respect to any Contingent Payment, an amount equal to such Contingent Payment divided by the Fully Diluted Share Number.

“Per Share Up-Front Payment” has the meaning set forth in Section 2.6(a).

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

“Permits” has the meaning set forth in Section 3.19.

“Permitted Encumbrances” has the meaning set forth in Section 3.12(a).

“person” has the meaning set forth in Section 10.2(d).

“Personal Data” means non-public personally identifiable information relating to a natural or legal person, the privacy of whom is protected under Applicable Laws.

“Pre-Closing Period” has the meaning set forth in Section 5.1.

“Preferred Stock Conversion” means the conversion immediately prior to the Effective Time of all outstanding shares of Company Preferred Stock into shares of Company Common Stock in accordance with the terms of the Company Organizational Documents.

“Pro Rata Portion” means, with respect to any Company Securityholder, the fraction having: (i) a numerator equal to the sum of (a) the number of shares of Company Capital Stock held by such person immediately prior to the Effective Time (after giving effect to the Preferred Stock Conversion and including any Company Unvested Shares), (b) the number of shares of Company Capital Stock subject to an outstanding Company Warrant held by such person immediately prior to the Effective Time, and (c) the number of shares of Company Capital Stock subject to an outstanding Company Option held by such person immediately prior to the Effective Time; and (ii) a denominator equal to the Fully Diluted Share Number.

“Protected Health Information” shall have the same meaning set forth in 45 C.F.R. §160.103.

“Protocol” means, with respect to a particular clinical study, the study plan setting forth the objective, design and methods of such study, as submitted to a Regulatory Authority in connection with the IND pursuant to which such study is conducted.

“Regulatory Approval” means, with respect to a particular country or jurisdiction, all approvals, licenses, registrations or authorizations by any Regulatory Authority necessary to market a Company Product in such country or jurisdiction, but excludes agencies or authorities regulating Environmental Laws. For clarity, for the purposes of Sections 9.1(a)(i)-(iii), (i) the receipt of a subpart H approval under 21 CFR 314.510 in the United States shall be deemed “Regulatory Approval” in the United States, (ii) the receipt of the conditional marketing authorization for medicinal products for human use falling within the scope of regulation (EC) No. 726/2004 in the European Union shall be deemed “Regulatory Approval” in the European Union, (iii) receipt of approval of an NDA/MAA submitted to the FDA shall be deemed receipt of “Regulatory Approval” in the United States, and (iv) receipt of centralized approval of an NDA/MAA submitted to the EMA shall be deemed receipt of “Regulatory Approval” in the European Union.

“Regulatory Authority” means any federal, national, or multinational governmental health regulatory agency or authority within a regulatory jurisdiction, with the authority to grant approvals, licenses, registrations or authorizations necessary for the development, manufacture, use, and sale of

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended a pharmaceutical product. For clarity, references in this Agreement to Regulatory Authority shall be deemed to include the EMA and the FDA.

“Required Stockholder Vote” has the meaning set forth in Section 3.2.

“Restricted Party” has the meaning set forth in Section 3.26(b).

[*]

[*]

“Seller Group” has the meaning set forth in Section 10.13.

“Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $.0001 per share.

“Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, par value $.0001 per share.

“Series C Preferred Stock” means shares of the Company’s Series C Preferred Stock, par value $.0001 per share.

[*]

“Stockholder Voting Agreement” has the meaning set forth in Section 6.13(a).

“Stockholders’ Agent’s Fund” means the Stockholders’ Agent’s fund established pursuant to Section 2.6(c) and the Escrow Agreement.

“Stockholders’ Agent’s Fund Amount” means an amount in cash equal to $250,000.

“Stockholders’ Agent’s Fund Distribution” has the meaning set forth in Section 2.6(c).

“Stockholders’ Agent’s Period” has the meaning set forth in Section 2.6(c).

[*]

[*]

“Subsidiary” has the meaning set forth in Section 10.2(c).

“Survival Termination Date” has the meaning set forth in Section 9.2(a)(ii).

“Surviving Corporation” has the meaning set forth in Section 2.1.

“Takeover Statute” has the meaning set forth in Section 3.21.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

“Tax Responsibility Agreement” means a Tax Responsibility Agreement in substantially the form of Exhibit B.

“Tax(es)” has the meaning set forth in Section 3.15(a).

“Tax Returns” has the meaning set forth in Section 3.15(b).

“Third Party Claim” has the meaning set forth in Section 9.2(c)(iv).

“Third Party IP Rights” has the meaning set forth in Section 3.9(a).

“Trade Secrets” has the meaning set forth in Section 3.9(a).

“Trademark Rights” has the meaning set forth in Section 3.9(a).

[*]

“Unresolved Claim” has the meaning set forth in Section 9.1(b)(ii)(A).

“Unresolved Escrow Claim” has the meaning set forth in Section 9.2(c)(ii).

“Up-Front Payment” shall mean an amount, in cash, equal to [*] $375,000,000 [*]

“Update Reports” has the meaning set forth in Section 9.1(b)(iii)(E)a).

“Valid Claim” means a claim of (i) an issued patent within the Company IP Rights that has not expired or been revoked, held invalid or unenforceable by a court or other governmental agency of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period) and to the extent the same has not been admitted to be invalid or unenforceable, through reissue, re-examination, or terminal disclaimer or (ii) a patent application within the Company IP Rights that is directed to subject matter that has been pending less than [*] from the earliest priority date for such claim and for which there is a good faith argument for patentability, and which has not been withdrawn or abandoned. For purposes of this definition only, Patent Rights owned or exclusively licensed to the Company which come into existence after the Closing Date claiming (A) an invention to which the Company had ownership rights at the Effective Time as demonstrated by invention disclosures or other written records, or (B) that claim priority to the Company IP Rights existing as of the Closing Date, shall be deemed included within the Company IP Rights.

“Voting Debt” has the meaning set forth in Section 3.5(a).

“Warrant Termination Agreement” has the meaning set forth in Section 2.11(a).

“Willful Breach” means [*]

“Written Consent” has the meaning set forth in Section 6.11(a).

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

“WSGR” has the meaning set forth in Section 10.13.

ARTICLE II

THE MERGER

2.1 The Merger. At the Effective Time and upon the terms and subject to the conditions set forth in this Agreement, and pursuant to the applicable provisions of Delaware Law, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”).

2.2 Closing; Effective Time. The consummation of the Merger (the “Closing”) shall take place as soon as practicable, but no later than two (2) Business Days, after the satisfaction or waiver of the last of the conditions set forth in Article VII to be satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing), or at such other time as the parties hereto agree (the actual date on which the Closing takes place being the “Closing Date”). The Closing shall take place at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 701 Fifth Avenue, Suite 5100, Seattle, Washington 98104, or at such other location as the parties hereto agree. In connection with the Closing, Parent and the Company shall cause the Merger to be made effective by filing a Certificate of Merger in form and substance reasonably satisfactory to Parent and the Company (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the time of such filing being the “Effective Time”).

2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law.

2.4 Certificate of Incorporation; Bylaws. Unless otherwise agreed to by Parent and the Company prior to the Closing, at the Effective Time:

(a) the certificate of incorporation of the Company shall be amended to conform to the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be “Calistoga Pharmaceuticals, Inc.”; and

(b) the bylaws of the Company shall be amended to conform to the bylaws of Merger Sub, as in effect immediately prior to the Effective Time.

2.5 Directors and Officers. At the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, to serve until their respective successors are duly elected or appointed and qualified.

2.6 Effect on Capital Stock.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

(a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company, any stockholders of the Company or the Stockholders’ Agent, (i) any shares of Company Common Stock then held by the Company (or held in the Company’s treasury) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor, (ii) each share of the common stock, $0.0001 par value per share, of Merger Sub then outstanding shall be converted into one share of common stock of the Surviving Corporation and (iii) each share of Company Common Stock then outstanding after giving effect to the Preferred Stock Conversion (other than Dissenting Shares and the shares referred in clause “(i)”) shall be converted into the right to receive (following the surrender of the Certificate representing such share of Company Common Stock in accordance with Section 2.7) (A) an amount, in cash, equal to the quotient of (x) the Up-Front Payment divided by (y) the Fully Diluted Share Number (such amount, the “Per Share Up-Front Payment”), plus (B) any amounts required to be paid by Parent with respect to such share to the former holder thereof in accordance with the terms of Section 9.1, as and when such payments are required to be made, plus (C) the applicable portion of any amounts required to be disbursed from the Escrow Fund to the Company Securityholders in accordance with Section 9.2(c), as and when such disbursements are required to be made; plus (D) the applicable portion of any amounts required to be disbursed from the Stockholders’ Agent’s Fund to the Company Securityholders in accordance with Section 2.6(c), as and when such disbursements are required to be made.

(b) At the Effective Time, Parent shall deliver the Escrow Amount to the Escrow Agent. The Escrow Fund: (i) shall be held by the Escrow Agent in accordance with the terms of this Agreement and the terms of the Escrow Agreement; (ii) shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or other judicial process of any creditor of any person, except that the portion attributable to the Company Options shall be subject to the claims of Parent’s creditors; and (iii) shall be held and disbursed solely for the purposes and in accordance with the terms of this Agreement and the Escrow Agreement.

(c) At the Effective Time, Parent shall deliver the Stockholders’ Agent’s Fund Amount to the Escrow Agent. The Stockholders’ Agent’s Fund: (i) shall be held by the Escrow Agent in accordance with the terms of the Escrow Agreement and Section 9.3(a); (ii) shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or other judicial process of any creditor of any person, except that the portion attributable to the Company Options shall be subject to the claims of Parent’s creditors; and (iii) shall be held and disbursed solely for the purposes and in accordance with the terms of this Agreement and the Escrow Agreement. The Stockholders’ Agent’s Fund shall terminate on [*] (such period, the “Stockholders’ Agent Period”). Promptly after the end of the Stockholders’ Agent Period, the Stockholders’ Agent shall deliver a written instruction to the Escrow Agent as to the final disbursement of the Stockholders’ Agent Fund. If, upon the expiration of the Stockholders’ Agent Period, the amount of cash remaining in the Stockholders’ Agent’s Fund exceeds the amount of Agent Losses and Committee Member Losses that have not been recovered, each Company Stockholder, holder of Company Warrants and holder of Company Options (subject, in the case of any holder of Company Options, to such holder having duly executed and delivered to Parent a Tax Responsibility Agreement with respect thereto prior to the Effective Time) shall be entitled to receive such holder’s Pro Rata Portion of such excess

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

(together with interest and income thereon, if any) (such amount, in the aggregate, the “Stockholders’ Agent’s Fund Distribution”).

2.7 Surrender of Certificates.

(a) At the Effective Time, (i) all shares of Company Capital Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, (ii) no holder of record of a certificate that immediately prior to the Effective Time represented outstanding shares of the Company Capital Stock (a “Certificate”) shall have any rights as a stockholder of the Company and (iii) each Certificate (A) representing any outstanding shares of Company Capital Stock shall thereafter represent only the right to receive the applicable portion of the Merger Consideration payable in respect of such shares as set forth in this Agreement and (B) representing any Dissenting Shares shall thereafter represent only the right to receive the payments described in Section 2.9.

(b) At or prior to the Effective Time, Parent shall deposit or shall cause to be deposited with a paying agent designated by Parent and reasonably acceptable to the Company (the “Paying Agent”), for the benefit of Company Stockholders, an amount in cash sufficient in the aggregate to provide all funds necessary for the Paying Agent to make payments to each Company Stockholder (other than with respect to Company Unvested Shares, unless Parent elects to pay the holders of such shares through the Paying Agent pursuant to the last sentence of Section 2.11(c)) of the amounts set forth in Section 2.6(a)(iii)(A). Subject to Section 2.7(e), from and after the Effective Time, the Paying Agent shall act as the agent of Parent and the Surviving Corporation in effecting any amounts to be paid under this Agreement and the exchange of the Certificates.

(c) Promptly after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a Certificate immediately prior to the Effective Time (i) a letter of transmittal specifying that delivery shall be deemed to have occurred, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Paying Agent, such letter of transmittal to be in such form and have such other provisions as Parent and the Company may reasonably agree (including a section allowing Company Stockholders to elect to be paid by wire transfer and, subject to customary exceptions, a release by the Company Stockholder of claims it may have in its capacity as a Company Securityholder as of the Effective Time) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the consideration to which such holder may be entitled pursuant to Section 2.6 hereof. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a payment of the applicable amount provided in Section 2.6 with respect to such Certificate (after giving effect to any required Tax withholdings) and the Certificate so surrendered shall forthwith be canceled. Parent shall cause the Paying Agent to make the payment of the applicable portion of the amount provided in Section 2.6(a)(iii) to the holder of such Certificate (other than with respect to Company Unvested Shares, unless Parent elects to pay the holders of such shares through the Paying Agent pursuant to the last sentence of Section 2.11(c)), in cash and Parent shall cause the Paying Agent Agreement to

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended provide that the Paying Agent shall make such payments no later than [*] after receipt of each properly surrendered Certificate. Until so surrendered, each outstanding Certificate that prior to the Effective Time represented shares of Company Capital Stock (other than Dissenting Shares) will be deemed from and after the Effective Time, for all purposes, to evidence the right to receive a payment of the applicable amount provided in Section 2.6. If, after the Effective Time, any Certificate is presented to the Paying Agent, the Surviving Corporation or Parent, it shall be cancelled and exchanged as provided in this Section 2.7. No interest shall be paid or accrued after the Effective Time on any amount payable upon due surrender of the Certificates. If payment is to be made to a person other than the registered holder of the Certificate surrendered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Paying Agent that such Tax was paid or is not applicable.

(d) At the Effective Time, the stock transfer books of the Company shall be closed, and there shall thereafter be no further registration of transfers of shares of Company Capital Stock outstanding immediately prior to the Effective Time on the records of the Company. After the Effective Time, no transfer of Company Capital Stock shall thereafter be made on the stock transfer books of the Surviving Corporation.

(e) Any portion of the funds received by the Paying Agent (including the proceeds of any investments thereof) which remains unclaimed by the Company Stockholders for one (1) year after the date of payment to the Paying Agent may be delivered to Parent or the Surviving Corporation upon request. Any Company Stockholder shall thereafter look only to Parent and the Surviving Corporation for payment of the applicable portion of the Merger Consideration (after giving effect to any required tax withholdings and without any interest thereon) upon due surrender of any applicable Certificate (or an effective affidavit of loss in lieu thereof). Notwithstanding anything to the contrary in this Section 2.7(e), none of Parent, the Merger Sub, the Company, the Surviving Corporation, the Stockholders’ Agent, the Paying Agent or any other person shall be liable to any Company Stockholder for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Applicable Laws.

2.8 Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by such record holder, the Paying Agent shall pay to the record holder of such Certificate the applicable portion of the Merger Consideration; provided, however, that Parent or the Surviving Corporation may, in its discretion and as a condition precedent to the payment of such consideration, require such record holder to indemnify Parent, the Surviving Corporation and the Paying Agent against any claim that may be made against Parent, the Surviving Corporation or the Paying Agent with respect to such Certificate.

2.9 Dissenting Shares.

(a) Notwithstanding anything in this Agreement to the contrary, any share of Company Capital Stock that is issued and outstanding immediately prior to the Effective Time and

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended which is held by a stockholder who has properly exercised his, her or its appraisal rights under Delaware Law (such share being a “Dissenting Share,” and such stockholder being a “Dissenting Stockholder”), shall not be converted into the right to receive the consideration to which the holder of such share would be entitled pursuant to Section 2.6, but rather shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Share pursuant to Delaware Law. If any Dissenting Stockholder fails to perfect such stockholder’s appraisal rights under Delaware Law, or effectively withdraws or otherwise loses such rights with respect to any Dissenting Shares, such Dissenting Shares shall thereupon automatically be converted into the right to receive the applicable amounts provided in Section 2.6, pursuant to the exchange procedures set forth in Section 2.7.

(b) At the Effective Time, the Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such shares in accordance with the provisions of Section 262 of Delaware Law. Notwithstanding the provisions of Section 2.9(a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder’s appraisal rights under Section 262 of Delaware Law, or a court of competent jurisdiction shall determine that such holder is not entitled to relief provided under Section 262 of Delaware Law, then, as of the later of the Effective Time and the occurrence of such event, such holder’s shares of Company Capital Stock shall automatically be converted into and represent only the right to receive the consideration for Company Capital Stock set forth in Section 2.6(a), without interest, and at such times and subject to such conditions as are set forth in Section 2.6(a). The Company will give Parent prompt written notice of any demand or notice of intent to assert appraisal rights under Section 262 of Delaware Law received by the Company and, prior to the Effective Time, the Company shall conduct, at the direction and with the right to participate of Parent and Merger Sub, all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company will not, without the prior written consent of Parent (which shall not be unreasonably withheld) make any payments with respect to, or settle or offer to settle, any such demands.

2.10 Taking of Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Article II of this Agreement and to vest the Surviving Corporation with full right, title and possession to all Assets, rights, privileges, powers and franchises of the Company and Merger Sub, Parent and the Surviving Corporation are fully authorized in their respective names to take, and will take, all such lawful and necessary or desirable action, so long as such action is not inconsistent with this Agreement.

2.11 Treatment of Company Warrants and Company Options.

(a) Warrants. At the Effective Time, each outstanding Company Warrant, whether or not then exercisable, shall be sold by the holder thereof to the Company and thereupon cancelled in consideration for the right to receive, for each share of Company Capital Stock which may be purchased under such Company Warrant, an amount, in cash, equal to: (i) the Per Share Up-Front Payment minus the exercise price per share of Company Capital Stock at which such

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

Company Warrant was exercisable immediately prior to the Effective Time, plus (ii) any amounts required to be paid by Parent with respect to such share to the former holder of such Company Warrant in accordance with the terms of Section 9.1, as and when such payments are required to be made, plus (iii) the applicable portion of any amounts required to be disbursed from the Escrow Fund to the Company Securityholders in accordance with Section 9.2(c), as and when such disbursements are required to be made; plus (iv) the applicable portion of any amounts required to be disbursed from the Stockholders’ Agent’s Fund to the Company Securityholders in accordance with Section 2.6(c), as and when such disbursements are required to be made. During the Pre-Closing Period, the Company shall use commercially reasonable efforts to cause each holder of a Company Warrant to execute and deliver an agreement, in form reasonably acceptable to Parent, [*] (a “Warrant Termination Agreement”). After the Effective Time, Parent shall, or shall cause the Surviving Corporation or the Paying Agent to, deliver the amount provided for in Section 2.11(a)(i) to each holder of Company Warrants that has executed a Warrant Termination Agreement. Subject to a Company Warrant holder’s first executing a Warrant Termination Agreement, (1) the Stockholders’ Agent shall cause the Escrow Agent to deliver to such Company Warrant holder such Company Warrant holder’s applicable Pro Rata Portion of any Stockholders’ Agent’s Fund Distribution to be distributed as provided in Section 2.6(c) and (2) Parent and the Stockholders’ Agent shall cause the Escrow Agent to deliver to such Company Warrant holder such Company Warrant holder’s applicable Pro Rata Portion of any distribution to be made to Company Securityholders from the Escrow Fund (in each case, solely with respect to Merger Consideration payable in respect of Company Warrants).

(b) Company Options. [*]

(c) Company Unvested Shares. [*]

2.12 Certain Withholding. Parent or the Paying Agent shall be entitled to deduct and withhold from any portion of any payment payable pursuant to this Agreement to any Company Stockholder, former holder of a Company Warrant or former holder of a Company Option such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of Applicable Law. To the extent that amounts are so withheld by Parent or the Paying Agent, such withheld amounts (a) shall be remitted by Parent or the Paying Agent to the applicable Governmental Entity and (b) shall be treated for all purposes of this Agreement as having been paid to such Company Stockholder, former holder of a Company Warrant or former holder of a Company Option.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent, except as disclosed in the disclosure schedule of even date herewith delivered by the Company to Parent (the “Company Disclosure Schedule”) (which Company Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article III, with the disclosure in any section or subsection of the Disclosure Schedule qualifying only the

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended corresponding section or subsection in this Article III and such other sections or subsections in this Article III where the relevance of such disclosure to such section or subsection is reasonably apparent on the face of such disclosure, without reference to any document referred to therein), as set forth in this Article III:

3.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and, if applicable, in good standing under the Applicable Laws of the jurisdiction of its incorporation. The Company has the requisite corporate power and authority to own, lease and operate its Assets and to carry on its business as currently being conducted (collectively, the “Current Company Business”). The Company is duly qualified to do business, and is in good standing (if such concept is applicable in the relevant jurisdiction) in each jurisdiction where the operation of the Current Company Business by the Company requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to result in a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. The Company has delivered, or made available in the virtual data room prepared by the Company in connection with the Merger (the “Data Room”), to Parent or its advisors true and correct copies of the Company Organizational Documents. The Company is not and has never been in violation of any of the provisions of its certificate of incorporation or bylaws. The Company has no Subsidiaries. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

3.2 Authority.

(a) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the receipt of the Required Shareholder Vote, to consummate the Merger. The affirmative vote or consent of the holders of a majority of the shares of Company Capital Stock, a majority of the shares of Company Preferred Stock (voting together as a single class on an as-converted basis) and a majority of the shares of Series C Preferred Stock (voting together as a single class on an as-converted basis) outstanding on the record date chosen for purposes of determining the stockholders of the Company entitled to vote on the approval of this Agreement is the only vote of the holders of any Company Capital Stock necessary under Delaware Law and the Company Organizational Documents to approve this Agreement, the Merger and the Preferred Stock Conversion (the “Required Stockholder Vote”). The Required Stockholder Vote is sufficient for the holders of the Company Capital Stock to adopt and approve this Agreement, the Merger and the Preferred Stock Conversion, and no other corporate proceedings are necessary to authorize this Agreement or to consummate the Merger, the Preferred Stock Conversion and the other transactions contemplated hereby (other than the filing and recordation of the Certificate of Merger and such other documents as required by Delaware Law). The Board of Directors of the Company has unanimously (i) declared that the Merger and the other transactions contemplated by this Agreement are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approved this Agreement in accordance with the provisions of Delaware Law, (iii) directed that this Agreement and the Merger be submitted to the stockholders of the Company for their adoption and approval by

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended written consent, and (iv) resolved to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement and the approval of the Merger. This Agreement has been duly executed and delivered by the Company and, assuming that this Agreement constitutes a valid and binding obligation of the other parties hereto, this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar Applicable Laws affecting or relating to creditors’ rights generally and general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

(b) The execution and delivery of this Agreement by the Company does not constitute, and the consummation by the Company of the transactions contemplated hereby will not result in (i) a breach or violation by the Company of any provision of the Company Organizational Documents or (ii) a termination, or material breach or material violation by the Company of, or a default by the Company under (with or without notice or lapse of time, or both), (A) any Material Contract or (B) any Applicable Law relating to the Company or any of its Assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (each, a “Governmental Entity”) is required to be obtained or made by the Company at or prior to the Effective Time in order for the Company to execute and deliver this Agreement or to consummate the Merger, except for: (x) the filing of the Certificate of Merger as provided in Section 2.2, and (y) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”), and any foreign antitrust Applicable Laws.

3.3 Governmental Authorizations. The Company has obtained each material federal, state, county, local or foreign governmental consent, license, permit, grant or other authorization of a Governmental Entity that is required for the operation by the Company of the Current Company Business, and all of such consents, licenses, permits, grants and authorizations are in full force and effect.

3.4 Financial Statements. The Company has delivered to Parent or its advisors (a) the audited consolidated balance sheets and statements of operations of the Company as of and for the fiscal years ended December 31, 2008 and December 31, 2009 and (b) (i) the unaudited consolidated balance sheet of the Company as of December 31, 2010 (the “Company Balance Sheet”) and (ii) the unaudited consolidated statement of operations of the Company for the year ended December 31, 2010 (collectively, the “Company Financial Statements”). The Company Financial Statements have been prepared in accordance with GAAP (except as disclosed in the notes thereto and except that the unaudited Company Financial Statements do not contain footnotes and are subject to normal year-end audit adjustments) applied on a consistent basis throughout the periods covered. The Company Financial Statements fairly present, in all material respects, the consolidated financial condition of the Company as of the dates indicated therein and the consolidated results of operations and cash flows of the Company for the periods indicated therein, subject to normal year-end audit adjustments and the absence of footnotes in the case of the unaudited Company Financial Statements. The Company has no inventories (as such term is used for purposes of GAAP). The

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

Company has delivered to Parent or made available to Parent in the Data Room the Company’s annual budget for 2011.

3.5 Capitalization; Shares and Stockholder Information.

(a) Capitalization. The authorized capital stock of the Company consists of (i) 117,638,344 shares of Company Common Stock, of which there were issued and outstanding as of the close of business on the date of this Agreement 4,927,296 shares, and (ii) 97,191,718 shares of Company Preferred Stock. As of the date of this Agreement, there were issued and outstanding, 29,939,997 shares of Series A Preferred Stock; 30,437,000 shares of Series B Preferred Stock; and 16,595,851 shares of Series C Preferred Stock. Each share of Company Preferred Stock is convertible into Company Common Stock on a one to one basis. All outstanding shares of Company Common Stock and Company Preferred Stock (i) are duly authorized, validly issued, fully paid and non-assessable, (ii) are free of any liens or encumbrances created by the Company, and (iii) were not issued in violation of any preemptive rights or rights of first refusal created by statute, the certificate of incorporation or bylaws of the Company or any agreement to which the Company is a party or by which it is bound. As of the date of this Agreement, there were 13,968,668 shares of Company Common Stock reserved for issuance under the Company Option Plan, of which 10,121,372 shares of Company Common Stock were subject to outstanding Company Options and 20,000 shares of Company Common Stock were reserved for future option grants. The Company Option Plan is the only plan under which any securities of the Company are issuable to officers, employees and consultants of the Company and the non-employee members of the Company’s Board of Directors. All outstanding shares of Company Capital Stock, all outstanding Company Options, all outstanding Company Warrants and all other securities that have ever been issued or granted by the Company have been issued and granted in material compliance with: (i) all Applicable Law; and (ii) all requirements set forth in all applicable Contracts. For each Company Unvested Share subject to taxation under Code Section 83, an election under Section 83(b) of the Code have been timely filed with the applicable Internal Revenue Service Center, and the Company has provided Parent with a true and correct copy of each filed Code Section 83(b) election in its possession. Each Company Option either has an exercise price per share not less than the fair market value per share of Company Common Stock on the applicable grant date or has been structured so as to comply with the requirements of Section 409A of the Code applicable to options granted with a below fair market value exercise price. As of the date of this Agreement, there were 1,450,000 shares of Series A Preferred Stock reserved for issuance upon exercise of outstanding Company Warrants to Purchase Series A Preferred Stock, all of which were subject to outstanding Company Warrants. Except as set forth in this Section 3.5, there are no options, warrants, calls, rights, commitments or agreements that are outstanding to which the Company is a party or by which it is bound, obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Company Capital Stock or obligating the Company to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any option, warrant, call, right, commitment or agreement regarding shares of Company Capital Stock. There are no other contracts, commitments or agreements relating to the voting, purchase or sale of the Company’s capital stock (i) between or among the Company and any of its stockholders, and (ii) to the Company’s knowledge, between or among any of the Company’s stockholders. The Company

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the Company Stockholders on any matter (“Voting Debt”). There are no declared and unpaid dividends on any share of Company Capital Stock. The terms of the Company Option Plan or the agreements evidencing the Company Options authorize the conversion of the Company Options contemplated by Section 2.11(b) without any required consent or approval of the holders of those options.

(b) Shares and Stockholder Information. Section 3.5(b) of the Company Disclosure Schedule sets forth, as of the date hereof: (i) the true and correct number of shares of Company Capital Stock that each current stockholder of the Company holds of record; and (ii) to the knowledge of the Company, the address of such stockholder. Section 3.5(b) of the Company Disclosure Schedule contains a correct and complete list, as of the date hereof of (i) each outstanding Company Option and Company Warrant, including the holder, date of grant, exercise price, number of shares subject thereto, the expiration date and, for each Company Option, whether such Company Option is an incentive stock option under Section 422 of the Code, and (ii) each holder of Company Unvested Shares and the number of Company Unvested Shares held by such person.

3.6 Absence of Certain Changes. Between December 31, 2010 (the “Company Balance Sheet Date”) and the date of this Agreement, the Company has conducted its business in the ordinary course consistent with past practice and there has not occurred (a) any amendment to the certificate of incorporation or bylaws of the Company; (b) any change in the financial condition, assets, liabilities, business or results of operations of the Company that, individually or in the aggregate, has had or would reasonably be expected to have or result in a Company Material Adverse Effect; (c) any material damage, destruction or other loss with respect to any material tangible Asset owned, leased, licensed or otherwise used by the Company, whether or not covered by insurance; (d) any merger or consolidation of the Company with any other person or any split, combination or reclassification of the capital stock of the Company or any purchase, redemption or other acquisition, directly or indirectly, by the Company of the capital stock of the Company or any securities convertible or exercisable therefor; (e) any declaration, setting aside or payment of any dividend or other distribution, payable in cash, stock, property or otherwise, in respect of the capital stock of the Company; (f) any transfer, lease, license, guarantee, sale, mortgage, pledge, disposal or encumbrance of any material Asset, other than in the ordinary course of business consistent with past practice; (g) any incurrence by the Company of any indebtedness or the issuance of any debt securities or warrants or other rights to acquire debt securities of the Company or the assumption, guarantee or endorsement as an accommodation or otherwise, by the Company of the obligations of any other person, in the case of any of the foregoing involving an aggregate principal amount or potential guaranteed amount in excess of [*]; (h) any acquisition by the Company of any Assets or interest in any Assets from any other person outside the ordinary course of business or not consistent with past practice in excess of [*]; (i) any incurrence of any lien on any material Asset; (j) any change by the Company in its accounting policies or procedures, except as required by GAAP or by Applicable Law; (k) any revaluation of any of the Company’s material Assets; (l) any increase in or establishment of any bonus, insurance, severance, retention, deferred compensation, pension, retirement, profit-sharing, stock option, stock purchase or other employee benefit plan, or any other

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended increase in the compensation payable or to become payable to any officers or employees of the Company or any amendment of any of the Company Employee Plans outside the ordinary course of business consistent with past practice; (m) any making of any loan, advance or capital contribution to, or investment in, any person other than loans, advances or capital contributions to, or investments in, any person in an amount in excess of [*]; or (n) any agreement or undertaking to do any of the foregoing.

3.7 Absence of Undisclosed Liabilities. The Company does not have any Liabilities or obligations of any nature except (a) as and to the extent disclosed on or adequately reserved against in the Company Financial Statements (or the notes thereto), (b) for Liabilities and obligations under the Company’s Contracts (other than Liabilities for any breach of or default under such Contracts), (c) for Liabilities and obligations incurred since the Company Balance Sheet Date in the ordinary course of business, (d) for Transaction Costs, and (e) for the obligation to perform the covenants of the Company contained in this Agreement.

3.8 Litigation. There are no civil, criminal or administrative actions, suits, claims or proceedings pending or, to the knowledge of the Company, threatened either against the Company or, to the knowledge of the Company, that involves the Company or any of the material assets owned or used by the Company. None of the Company, any of the Company IP Rights or material Assets is subject to any order, judgment, decree, injunction or award of any Governmental Entity.

3.9 Intellectual Property.

(a) For purposes of this Agreement:

(i) “Company Data” means all (A) scientific data and research results related to the Company Products, (B) data maintained by the Company in any databases of the Company (including information containing Trade Secrets and Personal Data), and (C) other information and data compilations maintained and used by the Company in or necessary to the conduct of the Current Company Business; in each case owned by or licensed to the Company.

(ii) “Company IP Rights” means all IP Rights owned or purportedly owned exclusively by the Company or owned jointly or purportedly owned jointly by the Company and another person or other persons. For the purposes hereof, “Company IP Rights” shall include IP Rights exclusively licensed to the Company pursuant to that certain License Agreement dated as of [*] by and between Calistoga Pharmaceuticals, Inc. and [*] (the “[*] Rights”). For the purposes hereof, “purportedly owned” means with respect to any IP Right, to be the named owner of record of any IP Right registered or recorded with a Governmental Entity for the purposes of establishing or providing notice of ownership of such IP Right or otherwise claimed in writing by the Company as being owned by the Company.

(iii) “Company IT Systems” means all information technology equipment and computer systems used by the Company in or necessary to the conduct of the Current Company Business.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

(iv) “Computer Software” means computer software, source and object codes, tools, user interfaces, manuals and other specifications and documentation and all know-how relating thereto.

(v) “Copyrights” means all copyrights, copyright registrations and applications therefor and copyrightable works (including Computer Software), including all rights of authorship, use, publication, reproduction, distribution, performance, preparation of derivative works, transformation, and rights of ownership of copyrightable works and all rights to register and obtain renewals and extensions of registrations.

(vi) “IP License” means any Contract, including any covenant not to enforce or assert IP Rights, to which the Company is a party and pursuant to which it has expressly obtained or granted rights under any IP Rights, other than an assignment of such IP Rights, including license or sublicense agreements (A) granting the Company rights under any IP Rights owned or licensed by any other person, or (B) pursuant to which the Company grants rights to any other person under any Company IP Rights or Third Party IP Rights, but in each case, excluding inbound “shrink-wrap” and similar publicly available commercial binary code end-user licenses and inbound material transfer agreements or terms and conditions for laboratory reagents or other materials purchased in similar commercial quantities pursuant to standard Contracts that are not generally negotiated in the industry (in each case of (A) or (B), a “Company IP Contract”).

(vii) “IP Rights” means any and all of the following in any country: Copyrights, Patent Rights, Trademark Rights, domain name registrations, Trade Secrets and other intellectual property rights arising under Applicable Laws.

(viii) “Patent Rights” means all issued patents and pending patent applications (including utility models, design patents, certificates of invention and applications for certificates of invention and priority rights) in any country or patent-granting region, including all provisional applications, international (PCT) applications, substitutions, continuations, continuations-in-part, divisions, renewals, reissues, re-examinations and extensions thereof.

(ix) “Third Party IP Rights” means any IP Rights licensed to the Company by a third party pursuant to any IP License other than the [*] Rights.

(x) “Trade Secrets” means any trade secrets, or any confidential unpatented or unpatentable inventions, processes, formulae, developments, discoveries, technology, cell lines, biological materials, compounds, probes, sequences, technical information, methods, bioassays, clones, molecules, protocols, reagents, experiments, lab results, test, know-how, concepts, ideas, research and development, business plans, strategies or other confidential information or materials, which in the reasonable business judgment of the owner thereof have value or confer a competitive advantage to such owner due to being not generally known or not publicly disseminated.

(xi) “Trademark Rights” means all registered trademarks, unregistered trademarks, applications for registration of trademarks, registered service marks, unregistered

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended service marks, applications for registration of service marks, registered trade names, unregistered trade names and applications for registration of trade names.

(b) Part 1 of Section 3.9(b) of the Company Disclosure Schedule lists all of the Patent Rights, all registered Trademark Rights (and Trademark Rights for which applications for registration have been filed), all material unregistered Trademark Rights, all registered Copyrights (or Copyrights for which applications for registration have been filed), and all domain name registrations, in each case owned by the Company or otherwise included in the Company IP Rights as of the date hereof (collectively, “Registered IP Rights”), setting forth in each case and to the extent applicable the jurisdictions in which such Registered IP Rights have been issued, or applications have been filed, the name of the owner, the application in registration number, the filing date, the date of registration and the expiration date of such Registered IP Rights. The Company has delivered to Parent in electronic form complete and accurate copies of all applications that are not publicly available related to each item included in the Registered IP Rights. For purposes of this Section 3.9(b), national or regional patent applications arising from a Patent Cooperation Treaty application published on or before the date of this Agreement shall be deemed “publicly available.”

(c) The Company has not received any written notice from any third party challenging or threatening to challenge the right, title or interest of the Company in, to or under the Company IP Rights, or the validity, enforceability or claim construction, as applicable, of any material Company IP Rights or any Third Party IP Rights exclusively licensed to the Company pursuant to any IP License.

(d) Section 3.9(d) of the Company Disclosure Schedule lists all IP Licenses (segregated according to whether such IP License is an in-bound or out-bound license).

(e) To the knowledge of the Company, the Company’s conduct of the Current Company Business as of the date hereof is not infringing, misappropriating or otherwise constitute unlawful use of any IP Rights of any other person. To the knowledge of the Company, the development of [*] as planned by the Company as of the date of this Agreement for the five (5) year period after the date of this Agreement would not reasonably be expected to infringe, misappropriate or otherwise constitute unlawful use of, any IP Rights of any other person. For purposes of this Section 3.9, “infringe” includes infringement directly, contributorily, or by inducement as determined under 35 U.S.C. 271 or any equivalent foreign Applicable Laws. Without limiting the generality of the foregoing:

(i) no infringement or misappropriation claim or Action is pending or, to the knowledge of the Company, threatened in writing against the Company or against any other person who is or may be entitled to be indemnified, defended, held harmless or reimbursed by the Company with respect to such claim or Action;

(ii) the Company has not received any written notice or other formal communication (in writing or otherwise) from any person asserting any actual, alleged or suspected infringement, misappropriation or violation by the Company, or any Company Employee or independent contractor of the Company, of any IP Rights of another person, including any letter or

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended other communication suggesting or offering that the Company obtain a license to any IP Rights of another person; and

(iii) the Company is not bound in writing by any Contract to indemnify, defend, hold harmless or reimburse any other person with respect to, and the Company has not otherwise assumed or agreed in writing to discharge or otherwise take responsibility for, any existing or potential intellectual property infringement, misappropriation or similar intellectual property claim (other than indemnification provisions in the Company’s standard forms of Company IP Contracts).

(f) The Company has made available to Parent in the Data Room a complete and accurate copy of each standard form of Company IP Contract used by the Company, including each standard form of: (i) employee agreement containing any assignment or license of IP Rights or any confidentiality provision; (ii) consulting or independent contractor agreement containing any assignment or license of IP Rights or any confidentiality provision; (iii) confidentiality or nondisclosure agreement; (iv) clinical trial agreement; (v) material transfer agreement; (vi) master service agreement or (vii) laboratory services agreement. Section 3.9(f) of the Company Disclosure Schedule lists by title and date of the Contract all Company IP Contracts, whether or not based on the foregoing forms. The Company has made available to Parent in the Data Room copies of all agreements listed in Section 3.9(f) of the Company Disclosure Schedule.

(g) To the knowledge of the Company, the Company is the sole and exclusive owner of all right, title and interest to and in all Registered IP Rights. Without limiting the generality of the foregoing:

(i) all documents and instruments necessary to establish, perfect and maintain the rights of the Company in any material Registered IP Rights included in the Company IP Rights have been validly executed, delivered, filed and/or recorded in a timely manner with the appropriate Governmental Entity;

(ii) to the knowledge of the Company, the Company has not divulged, furnished to or made accessible any of its Trade Secrets that (A) relate to the [*] or any other Company Products, and (B) are used in the Current Company Business, to any person who is not subject to a written agreement to maintain the confidentiality of such Trade Secrets;

(iii) to the knowledge of the Company, no officer or Company Employee is subject to any Contract with any other person which requires such officer or Company Employee to assign any interest in Company IP Rights to such other person; and

(iv) to the knowledge of the Company, [*] is the sole and exclusive owner of all right, title and interest in and to the [*] Rights (subject to the exclusive license thereof to the Company).

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

(h) To the knowledge of the Company, all material Company IP Rights are valid, subsisting and enforceable; and to the knowledge of the Company, all other material Third Party IP Rights are valid, subsisting and enforceable. Without limiting the generality of the foregoing:

(i) Section 3.9(h)(i) of the Company Disclosure Schedule describes each action, filing, and payment that must be taken or made on or before the date that is 90 days after the date of this Agreement in order to maintain such Registered IP Right in full force and effect (but excluding any such action, filing or payment the requirement for which first comes into being after the date of this Agreement and was unknown prior to the date of this Agreement);

(ii) Section 3.9(h)(ii) of the Company Disclosure Schedule describes every interference, opposition, reissue, reexamination or other Action before the U.S. Patent and Trademark Office or foreign counterpart that is pending or, to the knowledge of the Company, threatened in writing, in which the scope, validity or enforceability of any Patent Rights included in the Company IP Rights are being or would reasonably be expected to be contested or challenged;

(iii) As of the date of this Agreement, all necessary registration, maintenance and renewal fees in respect of the Registered IP Rights have been paid and all necessary documents and certificates have been filed with the relevant Governmental Entity for the purpose of maintaining such Registered IP Rights;

(iv) As of the date of this Agreement, to the knowledge of the Company, no act has been done or omitted to be done by the Company, which has had or would be reasonably expected to have the effect of (A) rendering any Patent Right relating to [*] unenforceable; or (B) impairing or dedicating to the public, or entitling any person to cancel, forfeit, modify or consider abandoned, any Company IP Right relating to [*];

(v) As of the date of this Agreement, all publications (including published Patent Rights) of which the Company has knowledge and reasonably believes may be material to the patentability of the claims in any Patent Rights of the Company relating to [*] has been provided to its patent prosecution counsel for such Patent Rights and, to the Company’s knowledge, has been disclosed by such patent counsel in accordance with Applicable Law; and

(vi) Company has taken reasonable steps to require employees to document information related to the potential conception and first reduction to practice of an invention in a timely manner to protect all inventions included within the Company IP Rights that relate to [*] and that Company has deemed in its reasonable business judgment to be protectable through the application for a Patent Right, taking into account issues of the scope and enforceability of the existing Company IP Rights, anticipated scope and enforceability of such Patent Right, costs of prosecution and maintenance of such Patent Right, the development and commercialization of Company Products, and other relevant factors, including legal, medical, scientific, technical and commercial factors, in a manner and within a sufficient time period to avoid statutory disqualification of any potential patent application.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

(i) As of the date of this Agreement, the Company is not subject to any Contract that materially restricts the Company’s use, transfer, delivery or licensing of Company IP Rights or material Third Party IP Rights other than as set forth in the [*] License Agreement or the IP Licenses having provisions regarding the Company’s use, transfer, delivery or licensing of Company IP Rights or material Third Party IP Rights that are in substantially the form of the provisions regarding the Company’s use, transfer, delivery or licensing of Company IP Rights or material Third Party IP Rights contained in the Company’s agreements identified in Section 3.9(d) of the Company Disclosure Schedule.

(j) Section 3.9(j) of the Company Disclosure Schedule identifies the Company’s current outstanding or future obligations to pay any material royalties or other amounts or provide other material consideration to any other person in consideration for the Company’s practice of any material Company IP Rights or material Third Party IP Rights.

(k) To the knowledge of the Company, the Company owns, or otherwise possesses sufficient rights to use, all Company IP Rights and Third Party IP Rights used by the Company in and material to the conduct of the Current Company Business, as such Company IP Rights and Third Party IP Rights are currently used by the Company.

(l) To the knowledge of the Company, as of the date of this Agreement, no Company IP Rights are being infringed or misappropriated by any third party in any material respect.

(m) All current and former officers and employees of the Company who are or have been involved in the creation or development of Company IP Rights have executed and delivered to the Company an agreement (containing no exceptions or exclusions from the scope of its coverage) regarding the protection of proprietary information and providing for the assignment to the Company of any IP Rights made in the course of services performed by such officer or employee for the Company by such persons, the current form of which has been made available to Parent or its advisors in the Data Room. All current and former consultants and independent contractors to the Company who are or have been involved in the creation or development of Company IP Rights have executed and delivered to the Company an agreement in substantially the form provided to Parent or its counsel (containing no exceptions or exclusions from the scope of its coverage) regarding the protection of proprietary information and the assignment to the Company of any IP Rights made by such consultant or independent contractor in the course of services performed for the Company by such persons. To the knowledge of the Company, no current or former officer, employee, consultant or independent contractor of the Company is in material violation of any term of any such proprietary information assignment agreement between such person and the Company.

(n) Neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated by this Agreement will contravene, conflict with or result in, or give any person the right or option to cause or declare (i) a loss of, or encumbrance on, any Company IP Rights; (ii) a breach of or default under any IP License; (iii) the release, disclosure or delivery of any Company IP Right by or to any escrow agent or other person; (iv) the grant, assignment or transfer to any other person of any license or

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended other right or interest under, to or in any Company IP Rights; or (v) by the terms of any Company IP Contract, a reduction of any royalties or other payments the Company would otherwise be entitled to with respect to any Company IP Rights.

(o) The Company IT Systems owned or leased by the Company, and to the Company’s knowledge, those owned or leased by third party providers, are in good working condition to conduct the Current Company Business. The Company has maintenance and support contracts with vendors to provide for the back-up and recovery of the data and information necessary to the conduct of the business of the Company.

(p) To the knowledge of the Company, the Company has all necessary rights to use and distribute the data contained in the Company Data as such data is currently used and distributed in the Current Company Business.

(q) Except as set forth in Section 3.9(q) of the Company Disclosure Schedule, the Company has not received any written notice from any third party of any Patent Rights arising under any written Contract involving the outbound transfer of biological, chemical or other physical experimental or developmental materials related to [*] (including [*]).

3.10 Interested Party Transactions. No director or officer of the Company, nor, to the knowledge of the Company, any other employee, consultant or Affiliate of the Company: (a) has any cause of action or other claim whatsoever against, or owes any amounts to, the Company except for claims of employees in the ordinary course of business, such as for accrued vacation pay or for accrued benefits under an employee benefit plan maintained by the Company or for benefits under an employment or indemnification agreement with the Company disclosed in the Company Disclosure Schedule; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property which the Company is using or which is necessary for the business of the Company; or (c) to the knowledge of the Company, owns any direct or indirect interest of any kind in (other than publicly traded securities in an amount less than [*] of the voting securities of such entity), or is an Affiliate or employee of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any person that is (i) a competitor, supplier, lessor, tenant or creditor of the Company, (ii) a party to any contract with the Company, or (iii) engaged in any transaction with the Company.

3.11 Material Contracts.

(a) Section 3.11(a) of the Company Disclosure Schedule lists all of the Material Contracts in effect as of the date of this Agreement. The Company has delivered to Parent, or made available to Parent or its advisors in the Data Room, a complete and accurate copy of each such Material Contract and all amendments or modifications thereto that exist as of the date of this Agreement.

(b) With respect to each Material Contract: (i) such Material Contract is in full force and effect and is binding and enforceable against the Company and to the Company’s knowledge, any other party to such Material Contract, except as such enforceability may be limited

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended by bankruptcy, insolvency, moratorium or other similar Applicable Laws affecting or relating to creditors’ rights generally and general principles of equity, regardless of whether asserted in a proceeding in equity or at law; and (ii) (A) neither the Company nor, to the Company’s knowledge, any other party to a Material Contract, is in material breach or material default of such Material Contract, and (B) no event has occurred that with notice or lapse of time would constitute a material breach or material default thereunder by the Company or, to the Company’s knowledge, any other party to such Material Contract, or would permit the modification or premature termination of such Material Contract by any other party thereto.

(c) “Material Contract” means (i) each Contract that is currently in effect to which the Company is a party that (A) involved or involves payment by the Company of more than [*] in the current or any future calendar year (other than employment agreements or arrangements or any Leases) and pursuant to which the Company has continuing material obligations, rights or interests (other than a Contract under which the sole continuing obligation is to maintain confidentiality) and cannot be cancelled by the Company without penalty or further payment without more than [*] notice, or (B) has material continuing obligations or interests involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company; (ii) each Contract pursuant to which the Company or any other party thereto has material continuing obligations, rights or interests relating to the research, development, clinical trial, distribution, supply, manufacture, marketing or co-promotion of, or collaboration with respect to, any product or product candidate for which the Company is currently engaged in research or development excluding (A) study agreements with clinical trial sites that provide for ownership of all improvements to any of the IP Rights of the Company to the Company; (B) non-disclosure agreements entered into in the ordinary course of business that do not convey ownership of any IP Rights of any person or contain any non-competition or non-solicitation covenants; (C) Contracts with contractors or vendors providing maintenance, repair or non-technical operating services to the Company, and (D) inbound material transfer Contracts for laboratory reagents or other materials purchased in similar commercial quantities pursuant to standard Contracts that are not generally negotiated in the industry; (iii) each Contract evidencing indebtedness for borrowed money of the Company; (iv) each Contract with any Governmental Entity; (v) each Contract that (A) contains a non-competition covenant or (B) limits or purports to limit in any material respect either the type of business in which the Company (or, after giving effect to the Merger, Parent or its Subsidiaries) may engage or the locations in which any of them may so engage any business; (vi) each Contract between or among the Company and any director, officer or employee of the Company, other than (A) confidentiality agreements, at-will offer letters in the Company’s standard form or consulting agreements entered into in the ordinary course of business consistent with past practice and pursuant to which the Company is not and will not become obligated to make any change of control, severance, termination, retention, gross-up or similar payment, and (B) Contracts entered into in connection with the issuance of Company Options or Company Warrants; (vii) each material IP License, except for IP Licenses described by clauses (A) through (D) of Section 3.11(c)(ii) above; and (viii) each Contract containing any “non-solicitation” or “no-hire” provision that restricts the Company or any Affiliate thereof.

3.12 Assets.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

(a) The Company has (i) good and valid title to all of the owned tangible Assets reflected in the Company Balance Sheet and all tangible Assets of the Company acquired after the Company Balance Sheet Date (except for tangible Assets sold or otherwise disposed of since the Company Balance Sheet Date) material to the conduct of the Current Company Business, and (ii) with respect to leased tangible Assets material to the conduct of the Current Company Business, valid leasehold interests therein, free and clear of all mortgages, liens, pledges, charges or other encumbrances of any kind or character, except for the following (collectively, “Permitted Encumbrances”): (A) liens for current Taxes not yet delinquent or that are being contested in good faith by appropriate proceedings or that are otherwise not material; (B) encumbrances that do not materially impair the use of the Assets to which they relate; (C) liens securing debt that is reflected on the Company Balance Sheet that will be paid off and released on or prior to the Closing Date; (D) statutory or common law liens to secure obligations to landlords, lessors or renters under leases or rental agreements; (E) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by Applicable Law; and (F) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies, and other like liens. Section 3.12(a) of the Company Disclosure Schedule sets forth a list of all owned tangible Assets of the Company having a book value of greater than [*].

(b) The Assets that are tangible and that are owned, leased or licensed by or licensed to the Company constitute all the assets and properties that are tangible and that are used in, or reasonably necessary for, the operation of the Current Company Business (including all books, records, computers and computer programs and data processing systems), and all such Assets that are tangible are in good condition and repair (subject to normal wear and tear). The Company has unencumbered access to all material Assets that are tangible and that are owned or leased by or licensed to the Company.

3.13 Real Estate.

(a) The Company does not own any real property. Section 3.13 of the Company Disclosure Schedule sets forth a list of all real property leased or otherwise occupied by the Company (each a “Lease” and collectively, “Leases”). All Leases are in full force and effect and are binding and enforceable against the Company and, to the Company’s knowledge, against the lessors, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar Applicable Laws affecting or relating to creditors’ rights generally and general principles of equity, regardless of whether asserted in a proceeding in equity or at law. True and correct copies of all such Leases, as amended or modified through the date hereof, have been delivered to Parent or its advisors (or have been made available to Parent or its advisors in the Data Room).

(b) The Company is not in material default of any of the Leases and, to the knowledge of the Company, no other party to any of the Leases is in material default thereof.

3.14 Environmental Matters.

(a) The following terms shall be defined as follows:

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

(i) “Environmental Laws” shall mean any federal, state or local Applicable Laws (including common law) applicable to the Company that regulate the protection of the environment, exposure of any individual to Hazardous Materials, or that regulate the handling, use, manufacturing, processing, storage, treatment, transportation, discharge, release, emission, disposal, re-use or recycling of Hazardous Materials, including the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., as amended, and the federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended.

(ii) “Hazardous Materials” shall mean any material, chemical, gas, compound, substance, mixture or by-product that is identified, defined, designated, listed, restricted or otherwise regulated under Environmental Laws as a “hazardous constituent,” “hazardous substance,” “hazardous material,” “acutely hazardous material,” “extremely hazardous material,” “hazardous waste,” “hazardous waste constituent,” “acutely hazardous waste,” “extremely hazardous waste,” “infectious waste,” “medical waste,” “biomedical waste,” “pollutant,” “toxic pollutant,” or “contaminant” or that is otherwise regulated under Environmental Law.

(b) (i) The Company has complied at all times in all material respects with all applicable Environmental Laws, holds all environmental permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals material and necessary for the conduct of the business of the Company and is in compliance in all material respects with respect thereto; (ii) none of the Assets currently owned, leased or operated by the Company (including soils, groundwater, surface water, buildings or other structures) are contaminated with any Hazardous Materials, as a result of the Company’s use or occupation of such Assets or, to the knowledge of the Company, otherwise, in a manner that would be reasonably likely to result in material Liability to, or a corrective action obligation on the part of, the Company; (iii) the Company is not subject to material Liability for any Hazardous Materials disposal or contamination by the Company on any third party property; (iv) the Company has not received any written notice alleging that the Company may be in violation of or subject to material Liability under any applicable Environmental Law; (v) the Company is not a party to, or named in, any order, decree, injunction or other agreement with any Governmental Entity relating to material Liability of the Company under any Environmental Law or relating to Hazardous Materials; and (vi) the Company has made available to Parent in the Data Room copies of all written environmental reports, studies and sampling data in its possession relating to the Company or any Assets of the Company.

3.15 Taxes.

(a) As used in this Agreement, the terms “Tax” and “Taxes” mean all income, profits, gross receipts, environmental, customs duty, capital stock, sales, use, occupancy, value added, ad valorem, stamp, franchise, withholding, payroll, employment, unemployment, disability, excise, property, production and other taxes, duties or assessments of any nature imposed by any Governmental Entity (whether national, local, municipal or otherwise) or political subdivision thereof, together with all interest, penalties and additions imposed with respect to such amounts, any interest in respect of such penalties or additions, and any obligations under any legally binding

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended agreements or arrangements with any other person with respect to such amounts and including any Liability for the aforementioned taxes of a predecessor entity.

(b) Each of the material returns, declarations, estimates, information statements or reports required to be filed with a Governmental Entity with respect to Taxes (“Tax Returns”) by or with respect to the Company: (i) has been timely filed on or before the applicable due date (including any extensions of such due date) and (ii) is true and complete in all material respects. All material Taxes due and payable by the Company (whether or not shown to be due on filed Tax Returns) have been timely paid, except to the extent such amounts are being contested in good faith by the Company or are properly reserved for on the books or records of the Company.

(c) All material Taxes that the Company has been required to collect or withhold have been duly collected or withheld and, to the extent required by Applicable Law when due, have been duly and timely paid to the proper Governmental Entity.

(d) There has not been any audit, examination or other administrative or court proceeding for or relating to any Liability in respect of Taxes by any Governmental Entity and the Company has not been notified in writing by any Governmental Entity that any such audit, examination or other administrative or court proceeding involving Taxes is contemplated or pending. No waiver or agreement by or with respect to the Company is in force for the extension of time for the payment, collection or assessment of any Taxes. No claim has been made in writing to the Company by any Governmental Entity in a jurisdiction where the Company does not file Tax Returns that the Company is subject to taxation by that jurisdiction. Each deficiency resulting from any completed audit or examination relating to Taxes by any Governmental Entity has been timely paid or is being contested in good faith and has been adequately reserved for on the books of the Company.

(e) The Company Financial Statements contain adequate accruals in accordance with GAAP for the unpaid Taxes of the Company through the date of such Company Financial Statements. Since the Company Balance Sheet Date, the Company has not incurred any Liability for Taxes outside of the ordinary course of business or otherwise inconsistent with past custom or practice.

(f) There are no liens for Taxes on any asset of the Company other than liens for Taxes not yet due and payable or Taxes which are being contested by the Company in good faith.

(g) The Company has not agreed, and will not be required, to make any adjustment for any period after the date of this Agreement pursuant to Section 481(a) of the Code by reason of any change in any accounting method. There is no application pending with any Governmental Entity requesting permission for any such change in any accounting method of the Company, and the Internal Revenue Service has not issued in writing any pending proposal regarding any such adjustment or change in accounting method.

(h) The Company is not a party to any Contract with any third party relating to allocating or sharing the payment of, or Liability for, Taxes. The Company does not have any

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

Liability for the Taxes of any third party under Treasury Regulation § 1.1502-6 (or any similar provision of state, local or foreign Applicable Law) as a transferee or successor, by Contract or otherwise.

(i) The Company has not been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or of any group that has filed a combined, consolidated or unitary return under state, local or foreign Applicable Law, other than a group the common parent of which is the Company.

(j) The Company has not participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b). The Company has disclosed on its United States federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of United States federal income Tax within the meaning of Section 6662 of the Code.

(k) The Company is not (and has not been for the five-year period ending at Closing) a “United States real property holding corporation” as defined in Section 897(c)(2) of the Code and the applicable Treasury Regulations.

3.16 Employee Benefit Plans.

(a) General. Section 3.16 of the Company Disclosure Schedule sets forth a complete and accurate list of each plan, program, policy, contract, agreement or other arrangement providing for employment, compensation, retirement, pension, deferred compensation, severance, separation, relocation, repatriation, expatriation, visas, work permits, termination pay, performance awards, bonus, incentive, stock option, stock purchase, stock bonus, phantom stock, stock appreciation right, supplemental retirement, profit sharing, fringe benefits, cafeteria benefits, medical benefits, life insurance, disability benefits, accident benefits, salary continuation, accrued leave, vacation, sabbatical, sick pay, sick leave, unemployment benefits or other benefits, whether written or unwritten, including each “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and all termination and severance contracts or agreements, employment agreements, and consulting services agreements involving consideration to the consultant in excess of [*], in each case, for active, retired or former employees, directors or consultants, in each case, which is currently sponsored, maintained, contributed to, or required to be contributed to or with respect to which any current potential material liability is borne by the Company and any trade or business (whether or not incorporated) that is or at any relevant time was treated as a single employer with the Company within the meaning of Section 414 of the Code (an “ERISA Affiliate”) (collectively, the “Company Employee Plans”). Neither the Company nor, to the knowledge of the Company, any other person or entity, has made any commitment to modify, change or terminate any Company Employee Plan, other than with respect to a modification, change or termination required by ERISA or the Code. There are no loans by the Company to any of their officers, employees, contractors or directors outstanding on the date hereof, except pursuant to loans under any Company Employee Plan intended to qualify under Section 401(k) of the Code.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

(b) Documents. The Company has delivered to Parent or its advisors (or made available in the Data Room for review by Parent or its advisors) true and complete copies of each of the Company Employee Plans and related material plan documents, including trust documents, group annuity contracts, plan amendments, insurance policies or contracts, participant agreements, employee booklets, administrative service agreements, summary plan descriptions, compliance and nondiscrimination tests (including 401(k) and 401(m) tests) for the last three (3) plan years, if applicable, standard COBRA forms and related notices, registration statements and prospectuses and, to the extent still in its possession, any material employee communications relating thereto. With respect to each Company Employee Plan that is subject to ERISA reporting requirements, the Company has made available in the Data Room for review by Parent or its advisors copies of the annual reports (Form 5500 or 990 series and all schedules attached thereto) filed for the last five (5) plan years or for such shorter period of time as the Company Employee Plan has been subject to ERISA reporting requirements (and, if such report is a Form 5500R, the two most recent Forms 5500C filed with respect to such Company Employee Plan). The Company has made available in the Data Room for review by Parent or its advisors the most recent Internal Revenue Service determination or opinion letter issued with respect to each applicable Company Employee Plan. The Company has made available in the Data Room for review by Parent or its advisors all filings made by the Company or any ERISA Affiliate of the Company with any Governmental Entity with respect to any Company Employee Plan to the extent relevant to any ongoing obligation or liability of the Company, including any filings under the IRS’ Employee Plans Compliance Resolution System program or any of its predecessors or the Department of Labor Delinquent Filer Voluntary Compliance program.

(c) Compliance. Each Company Employee Plan is being, and has been, administered substantially in accordance with its terms and complies in all material respects with and is being, and has been, administered substantially in material compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code). The Company and each ERISA Affiliate are not in material default under or material violation of, and have no knowledge of any material default or material violation by any other party to, any of the Company Employee Plans. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable opinion or determination letter as to its qualified status under the Code, including all currently effective amendments to the Code, and the corresponding related exemption of its trust from U.S. federal income taxation under Section 501(a) of the Code, or has applied to the Internal Revenue Service for such favorable determination letter within the remedial amendment period under Section 401(b) of the Code, and the Company is not aware of any circumstances likely to result in the loss of such qualifications of any such Company Employee Plan. None of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, except for the provision of continued health coverage under COBRA and similar state laws. The Company has not engaged in, or participated in, any transaction which would be considered a non-exempt “prohibited transaction,” as such term is defined in Section 406 of ERISA or Section 4975 of the Code and, to the Company’s knowledge, no other third party fiduciary and/or party-in-interest has engaged in any such “prohibited transaction” with respect to any Company Employee Plan. To the Company’s knowledge, neither the Company nor any ERISA Affiliate is

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any Company Employee Plan. All contributions required to be made by the Company or any ERISA Affiliate to any Company Employee Plan have been timely paid and accrued on the Company Balance Sheet, if required under GAAP. Each Company Employee Plan subject to ERISA has prepared in good faith and timely filed all requisite governmental reports, which were true and correct in all material respects as of the date filed, and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Company Employee Plan unless the failure to do so is not material. Except for routine claims for benefits, no suit, administrative proceeding or action has been brought or, to the knowledge of the Company, is overtly threatened in communication with the Company, against or with respect to any such Company Employee Plan, including any audit or inquiry by the Internal Revenue Service, the United States Department of Labor or the United States Department of Health and Human Services. There has been no amendment to, or written interpretation or announcement by, the Company or any ERISA Affiliate regarding any Company Employee Plan that would materially increase the expense of maintaining such Company Employee Plan above the level of expense incurred with respect to that Plan for the fiscal year ended December 31, 2009. All contributions and payments to Company Employee Plans are deductible under Section 162 or 404 of the Code. With respect to the Company Employee Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company would reasonably expect to be subject to any material liability (other than for liabilities with respect to routine benefit claims) under the terms of, or with respect to, such Company Employee Plans, ERISA, the Code or any other Applicable Law.

(d) No Title IV or Multiemployer Plan. Neither the Company nor any ERISA Affiliate has ever maintained, established, sponsored, participated in or contributed to, or is obligated to materially contribute to, or otherwise incurred any obligation or liability (including any contingent liability) under, any “multiemployer plan” (as defined in Section 3(37) of ERISA) or any “employee pension benefit plan” (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or Section 412 of the Code. Neither the Company nor any ERISA Affiliate has, as of the date of this Agreement, any actual or potential withdrawal liability (including any contingent liability) for any complete or partial withdrawal (as defined in Sections 4203 and 4205 of ERISA) from any multiemployer plan.

(e) No Self-Insured Plans. Neither the Company nor any ERISA Affiliate has ever maintained, established, sponsored, participated in or contributed to any self-insured plan that is governed by ERISA and that provides benefits to employees (including any such plan pursuant to which a stop-loss policy or contract applies).

(f) COBRA, FMLA, HIPAA, Cancer Rights. With respect to each Company Employee Plan, the Company is in material compliance with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) and the regulations thereunder or any state Applicable Law governing health care coverage extension or continuation; (ii) the applicable requirements of the Family and Medical Leave Act of 1993 and the regulations thereunder; (iii) the applicable requirements of the Health

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

Insurance Portability and Accountability Act of 1996 (“HIPAA”); (iv) the applicable requirements of the Cancer Rights Act of 1998; and (v) the applicable requirements of the Newborns’ and Mothers’ Health Protection Act of 1996. The Company has no material unsatisfied obligations to any employees, former employees or qualified beneficiaries pursuant to COBRA, HIPAA or any state Applicable Law governing health care coverage extension or continuation.

(g) 2010 Health Care Act. Each Company Employee Plan is in compliance in all material respects with the Patient Protection and Affordable Care Act and its companion bill, the Health Care and Education Reconciliation Act of 2010 (the “2010 Health Care Law”), to the extent applicable. The operation of each Company Employee Plan will not result in the incurrence of any material penalty to the Company pursuant to the 2010 Health Care Law, to the extent applicable.

(h) Section 409A. Each Company Employee Plan which is a nonqualified deferred compensation plan within the meaning of Section 409A of the Code (i) has, prior to January 1, 2009, been operated and maintained in a good faith effort to comply in all material respects according to the applicable requirements of Section 409A of the Code, and (ii) for all periods on or after January 1, 2009, has been documented, operated and administered in full compliance with Section 409A of the Code and the applicable Treasury Regulations. The Company does not have any obligation to indemnify, hold harmless or provide any tax gross-up payment to any individual with respect to any penalty tax, interest payments or other liability such individual may incur under Section 409A of the Code.

(i) Effect of Transaction. The consummation of the Merger (whether alone or in connection with the occurrence of any additional or subsequent event, including termination of employment or other service status) will not (i) entitle any current or former employee or other service provider of Company or any ERISA Affiliate to severance benefits or any other payment or benefit (including golden parachute, bonus or benefits under any Company Employee Plan); (ii) except as otherwise expressly provided under Section 2.11(b) of this Agreement, accelerate the time of payment or vesting of any such benefits or increase the amount of compensation or benefits due any such employee or service provider; (iii) result in the forgiveness of any indebtedness; (iv) result in any obligation to fund benefits under any Company Employee Plan; or (v) result in the imposition of any restrictions with respect to the amendment or termination of any of the Company Employee Plans. Following the Company’s compliance with Section 6.10 of this Agreement, no portion of any payment or benefit that could be received (whether in cash, property, the vesting of property or otherwise), as a result of the consummation of the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent event, including termination of employment or other service status), by any current or former employee, officer, director or stockholder of the Company who is a disqualified individual (as such term is defined in Treasury Regulation Section 1.280G-1 and hereafter referred to as a “Disqualified Individual”) under any Company Employee Plan or otherwise will be an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code). Section 3.16(h) of the Company Disclosure Schedule lists each person who the Company reasonably believes to be a Disqualified Individual. Each Company Employee Plan can be amended, terminated or otherwise discontinued immediately after the

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

Effective Time in accordance with its terms, without liability to Parent or the Company other than ordinary administration expenses typically incurred in a termination event.

(j) The Company is not a party to any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or in the aggregate, would reasonably be expected to give rise to the payment of any material amount that would be subject to the deductibility limits of Section 404 of the Code.

(k) The Company does not sponsor, contribute to or have any liability with respect to any employee benefit plan, program or arrangement that provides benefits to non-resident aliens with no United States source income outside of the United States.

(l) With respect to each Company Employee Plan that is an “employee welfare benefit plan” within the meaning of Section 3(2) of ERISA, other than any health care reimbursement plan under Section 125 of the Code, all claims incurred (including claims incurred but not reported) by employees, former employees and their dependents thereunder for which the Company is, or will become, liable are (i) insured pursuant to a contract of insurance whereby the insurance company bears any risk of loss with respect to such claims, (ii) covered under a contract with a health maintenance organization (an “HMO”) pursuant to which the HMO bears the liability for such claims, or (iii) reflected as a liability or accrued for on the Company Financial Statements.

(m) No Company Employee Plans provide for any bonus, retirement, severance, retention, job security or similar benefit or any change of control, accelerated or enhanced payment or benefit as a result of the transaction contemplated by this Agreement, either alone or together with any other event (including the subsequent termination of employee or other service provider status), nor do such transactions or this Agreement create any liabilities or trigger any expenses under any Company Employee Plan.

3.17 Employee and Labor Matters.

(a) No work stoppage or labor strike is pending against the Company or, to the knowledge of the Company, threatened. The Company is not delinquent in payments to any of its employees, temporary employees, consultants or independent contractors for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it or amounts required to be reimbursed to such persons. To the knowledge of the Company, the Company is in compliance in all material respects with all Applicable Laws respecting labor, employment, fair employment practices (including, but not limited to, equal employment opportunity laws), terms and conditions of employment, workers’ compensation, occupational safety and health, and wages and hours. The Company has withheld all amounts required by Applicable Law or by agreement to be withheld from the wages, salaries and other payments to employees and temporary employees, has timely deposited all such required withholding taxes with the appropriate taxing authorities, and is not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing. The Company is not liable for any material payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended benefits or obligations for employees (other than routine payments to be made in the ordinary course of business consistent with past practice). There are no pending claims against the Company under any workers’ compensation plan or policy or for long-term disability, and the Company is not subject to, is a party to, or, to the knowledge of the Company, has been threatened in writing with any material action, proceeding, dispute, grievance, arbitration, investigation before any Governmental Entity, charge or lawsuit relating to labor or employment matters involving any current or former employees, consultants or temporary employees. To the Company’s knowledge, as of the date hereof, no employees, temporary employees, consultants or independent contractors of the Company are in any respect in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business previously or presently conducted by the Company or to the use of trade secrets or proprietary information of others.

(b) The Company is not a party to or otherwise bound by any collective bargaining contract with a labor union or labor organization, nor is any such contract presently being negotiated, nor is there, nor has there been in the last two (2) years, a representation question respecting any of the employees of the Company.

3.18 Insurance. Section 3.18 of the Company Disclosure Schedule sets forth a list of each insurance policy under which the Company is an insured or otherwise the principal beneficiary of coverage. The Company has made available to Parent in the Data Room true and complete copies of all such policies. The Company is not in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice under any such policy), and no event has occurred which, with notice or lapse of time, would constitute such breach or default, or permit termination or modification, under the policy. At no time has the Company been denied any insurance or indemnity bond coverage which it has requested. The Company has not received notice from any of its insurance carriers that any insurance coverage listed in Section 3.18 of the Company Disclosure Schedule will not be available in the future substantially on the same terms as are now in effect.

3.19 Compliance With Laws. The Current Company Business has been since January 1, 2008 and is being conducted in compliance with Applicable Laws in all material respects. The Company has since January 1, 2008 complied in all material respects with all Applicable Laws, including applicable health and safety laws and regulations. The Company has not received any written notice or communication of any noncompliance with any Applicable Laws that has not been cured as of the date hereof. The Company has (and at the time of the performance of all preclinical research, clinical development and manufacturing of the Company Products that it has conducted or sponsored, it did own, hold or possess) all material permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals (collectively, “Permits”) necessary under Applicable Law to conduct its business as presently conducted (or with respect to Permits held for past activities, as conducted at such time) and is in compliance in all material respects with Permits held or required to be held by the Company. To the knowledge of the Company, no event has occurred or condition or state of facts exists which constitutes or, after notice

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended or lapse of time or both, would constitute a material breach or material default under any such Permit or which permits or, after notice or lapse of time or both, would permit revocation or termination of any such Permit, or which could materially and adversely affect the rights of the Company under any such Permit.

3.20 Brokers’ and Finders’ Fee. No broker, finder or investment banker is entitled to brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges from the Company in connection with the Merger, this Agreement or any transaction contemplated hereby.

3.21 Takeover Statutes. No “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation (each, a “Takeover Statute”) is applicable to the Merger. The board of directors of the Company has taken all action so that neither Parent nor Merger Sub will be prohibited from entering into a “business combination” with the Company as an “interested stockholder” (in each case as such term is used in Section 203 of Delaware Law) as a result of the execution of this Agreement, or the consummation of the Merger or the other transactions contemplated hereby.

3.22 Regulatory Compliance.

(a) All submissions made to Regulatory Authorities by the Company with respect to the Company Products have complied in all material respects with all Applicable Laws. The Company is not subject to an FDA consent decree or any similar order of a Regulatory Authority or Governmental Entity. The Company has not received any written notice or any other form of written communication, or, to the knowledge of the Company, any other notice or communication, from any Regulatory Authority asserting any violation of, or failure to comply with, any Applicable Laws applicable to the manufacture, use, sale or investigation of any Company Products, including any FDA Form 483, Warning Letter or any other adverse action or notice from the FDA, EMA or other applicable Regulatory Authorities.

(b) All drug products being manufactured or developed by the Company as of the date hereof (“Company Products”) that are subject to the jurisdiction of the FDA have been and are being manufactured, labeled, stored and tested in compliance in all material respects with all applicable requirements under the federal Food and Drug and Cosmetic Act (“FDCA”), the Public Health Service Act, their applicable implementing regulations, and all comparable state and foreign Applicable Laws. The Company is reasonably monitoring clinical trial sites participating in any Company-sponsored trial for their compliance with the foregoing regulations and/or Applicable Laws.

(c) All pre-clinical and clinical trials and all preclinical research, clinical development and manufacturing activities conducted by or on behalf of the Company have been and are being conducted in material compliance with applicable requirements of, as applicable, Good Clinical Practice regulations, and all Applicable Laws relating to protection of human subjects, including those contained in 21 CFR Parts 50 and 56, good laboratory practice requirements and standards of 21 C.F.R. part 58, and, in each case, any comparable state and foreign Applicable Laws.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

(d) All manufacturing operations conducted by, or, to the Company’s knowledge, for the benefit of, the Company with respect to Company Products being used in human clinical trials have been and are being conducted in accordance, in all material respects, with the FDA’s cGMP regulations. In addition, the Company is in material compliance with all applicable registration and listing requirements set forth in 21 U.S.C. Section 360 and 21 CFR Part 207 and all similar Applicable Laws.

(e) Neither the Company nor any representative of the Company nor, to the knowledge of the Company, any of its licensees or assignees of Company IP Rights has received any written notice that the FDA or any other Governmental Entity has initiated, or threatened to initiate, any action to suspend any clinical trial, or suspend or terminate any Investigational New Drug Application or any comparable foreign regulatory application, in each case sponsored by the Company with respect to any Company Product, or to recall or suspend the manufacture of any Company Product.

(f) Neither the Company nor, to the knowledge of the Company, any of its officers, key employees, or agents acting for the Company, has committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. Additionally, neither the Company, nor any officer, employee or agent of the Company has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in (i) debarment under 21 U.S.C. Section 335a or any similar state or foreign Applicable Law or (ii) exclusion under 42 U.S.C. Section 1320a-7 or any similar state or foreign Applicable Law.

(g) All animal studies or other preclinical tests performed by or on behalf of the Company either (i) have been conducted in accordance, in all material respects, with applicable Good Laboratory Practice regulations as described in 21 CFR Part 58 or comparable foreign Applicable Laws or (ii) if not required to be conducted in accordance with Good Laboratory Practices, have employed the procedures and controls generally used by qualified experts in animal or preclinical study of products comparable to those being developed by the Company.

(h) The Company has delivered to Parent or made available to Parent in the Data Room each annual report filed by the Company with the FDA, EMA or any similar state or non-U.S. Regulatory Authority with respect to the Company Products. The Company has made available to Parent in the Data Room in an accurate and complete manner all clinical data from completed clinical trials (including all adverse events) in the possession or control of to the Company regarding the Company Products. The Company has delivered to Parent or made available to Parent in the Data Room all reports of monitoring visits of clinical studies sponsored by the Company, all internal, third party and FDA audits of clinical studies sponsored by the Company and all internal, third party and FDA audits related to compliance with applicable FDA requirements by the Company, in each case to the extent that reports are in the possession or control of the Company. [*] The Company has delivered to Parent or made available to Parent in the Data Room accurate and complete copies of: (i) each IND and each similar state or non-U.S. regulatory filing made on behalf

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended of the Company, including all related supplements, amendments and annual reports; and (ii) all correspondence and minutes of meetings or memoranda of meetings or regulatory contacts with a Regulatory Authority that concerns any Company Product.

(i) There are no proceedings pending with respect to a violation by the Company of the FDCA, FDA regulations adopted thereunder, the Controlled Substance Act or any other Applicable Law promulgated by any other United States Governmental Entity.

(j) No failure to comply with the applicable requirements of Good Clinical Practice regulations, or any Applicable Law relating to protection of human subjects, including those contained in 21 CFR Parts 50 and 56, good laboratory practice requirements and standards of 21 C.F.R. part 58, and, in each case, any comparable state and foreign Applicable Laws, has adversely affected the integrity, in the aggregate, of data collected in the pre-clinical or clinical trials, preclinical research, clinical development and manufacturing activities conducted by or on behalf of the Company, or the overall conclusions of any such trial or research.

3.23 Suppliers. Set forth in Section 3.23 of the Company Disclosure Schedule is a list of names and addresses of the top five (5) suppliers of the Company (the “Company Suppliers”) and the aggregate amount of purchases by the Company from each Company Supplier during the fiscal year ended December 31, 2010. Except as set forth in Section 3.23 of the Company Disclosure Schedule, as of the date of this Agreement, there exists no actual or threatened in writing, or, to the knowledge of the Company, otherwise threatened, termination or cancellation of, or any material and adverse change to, the business relationship of the Company with any Company Supplier.

3.24 Product Liabilities. The Company has not received any written claim and to the knowledge of the Company any other claim, for or based upon breach of product warranty, strict liability in tort, negligent manufacture of product, negligent provision of services or any product complaint, adverse event report or any other similar allegation of liability, arising from the materials, design, testing, manufacture, packaging or labeling (including instructions for use) of the Company Products or from the provision of services. The Company does not sell and has never sold any Company Products commercially.

3.25 Healthcare Data Privacy and Security.

(a) The Company (i) has operated its business in compliance in all material respects with all Applicable Laws and contractual requirements relating to medical records and medical information privacy that regulate or limit the maintenance, use, disclosure or transmission of medical records, patient information or other personal information made available to or collected by the Company in connection with the operation of its business (the “Healthcare Data Requirements”), (ii) has implemented any confidentiality, security and other protective measures required by the Healthcare Data Requirements and applicable to the Company and, (iii) if and to the extent applicable to the Company, has implemented or will have implemented, upon effectiveness, all such measures required by the Standards for Privacy of Individually Identifiable Health Information at 45 C.F.R. Parts 160 and 164 (subparts A and E), the Security Standards at 45 C.F.R. Parts 160 and 164 (subparts A and C), the Standards for Electronic Transactions and Code Sets at 45 C.F.R. Parts 160

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended and 162 promulgated under HIPAA, the Health Information Technology for Economic and Clinical Health Act (Pub. L. No. 111-5) (“HITECH”) and HITECH implementing regulations. The Company is and has at all times been in compliance in all material respects with the applicable privacy and security requirements of HIPAA and HITECH.

(b) All Personal Data and all Protected Health Information, if any, that the Company has shared, or will share in connection with the acquisition contemplated by this Agreement, with Parent, or that the Surviving Corporation will hold at the Effective Time, has been collected, maintained and used at all times by the Company in compliance in all material respects with (i) the requirements of all Applicable Laws, (ii) the requirements of Contracts to which the Company is a party and (iii) policies and practices relating to Personal Data that the Company has communicated to persons about whom the Personal Data relates.

3.26 Unlawful Payments.

(a) Neither the Company nor, to the knowledge of the Company, any manager, director, officer, agent, employee or other person acting on behalf of or in the name of the Company with authority to do so has: (i) offered or used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to any political campaign or activity; (ii) offered or made a direct or indirect unlawful payment or conveyance of something of value to any foreign or domestic government official, employee or political candidate or established or maintained any unlawful or unrecorded funds; (iii) violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”) or any equivalent to the FCPA or concerning such unlawful payments or gifts in any jurisdiction; (iv) offered or given any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or gift of money or anything of value to any foreign or domestic government official or employee of any Governmental Entity; (v) received any unlawful discounts or rebates in violation of any Applicable Law relating to antitrust or competition; or (vi) breached or waived any applicable foreign, federal or state law regarding business conduct, or any code of ethics promulgated by an applicable pharmaceutical industry representative organization or trade organization applicable to the Current Company Business such as the Pharmaceutical Research and Manufacturers of America (PhRMA) or the Association of the British Pharmaceutical Industry (ABPI) regarding business conduct.

(b) Neither the Company nor, to the knowledge of the Company, any manager, director, officer, agent, distributor, employee or other person acting on behalf of or in the name of the Company: (i) is, or is owned or controlled by, a person subject to the sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or included on any list of restricted entities, persons or organizations published by the government of the United States of America including the List of Specially Designated Nationals and Blocked Persons, Denied Persons List, Entities List, Debarred Parties List, Excluded Parties List and Terrorism Exclusion List, or any similar Applicable Law (any such person, a “Restricted Party”) or (ii) has engaged in any unlicensed transaction with any Restricted Party or has otherwise been in breach of any such sanctions, export controls, restrictions or any similar foreign, federal or state Applicable Law.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

3.27 Information Statement. The information supplied by the Company for inclusion in the Information Statement will not, as of the date of the Information Statement: (i) contain any statement that is inaccurate or misleading with respect to any material fact; or (ii) omit to state any material fact necessary in order to make such information (in the light of circumstances under which it is provided) not false or misleading. The Information Statement shall comply in all material respects with all Applicable Law.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company as set forth in this Article IV:

4.1 Organization, Standing and Power. Each of Parent and Merger Sub is a corporation duly organized, validly existing and, if applicable, in good standing under the Applicable Laws of the jurisdiction in which it was incorporated.

4.2 Authority. Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the Merger. The execution and delivery by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Merger have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other authorization or consent of Parent, Merger Sub or their respective stockholders is necessary. This Agreement has been duly executed and delivered by Parent and Merger Sub, and, assuming this Agreement constitutes the valid and binding obligation of the Company and the Stockholders’ Agent, this Agreement constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar Applicable Laws affecting or relating to creditors’ rights generally and general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

4.3 Noncontravention. Neither the execution and delivery by Parent and Merger Sub of this Agreement, nor the consummation by Parent or Merger Sub of any of the transactions contemplated hereby, will:

(a) conflict with or violate any provision of the certificate of incorporation or bylaws of Parent or the certificate of incorporation or bylaws of Merger Sub;

(b) require on the part of Parent or Merger Sub any registration, declaration or filing with, or any permit, order, authorization, consent or approval of, any Governmental Entity, except for (i) compliance with the applicable requirements of HSR and foreign antitrust or trade regulation Applicable Laws, and (ii) any registration, declaration, filing, permit, order, authorization, consent or approval which if not made or obtained would not reasonably be expected to result in a material adverse effect on Parent’s or Merger Sub’s ability to consummate the Merger or any of the other transactions contemplated hereby;

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

(c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate or modify, or require any notice, consent or waiver under, any Contract to which Parent or Merger Sub is a party or by which Parent or Merger Sub is bound, except for that which would not reasonably be expected to result in a material adverse effect on Parent’s or Merger Sub’s ability to consummate the Merger or any of the other transactions contemplated hereby;

(d) violate any order, writ, injunction or decree applicable to Parent or Merger Sub or any of their respective material Assets, except for any violation that would not reasonably be expected to result in a material adverse effect on Parent’s or Merger Sub’s ability to consummate the Merger or any of the other transactions contemplated hereby; or

(e) violate any Applicable Law applicable to Parent or Merger Sub or any of their respective material Assets, except for any violation that would not reasonably be expected to result in a material adverse effect on Parent’s or Merger Sub’s ability to consummate the Merger or any of the other transactions contemplated hereby.

4.4 Litigation. There are no Actions pending or, to the knowledge of Parent, threatened against Parent or the Merger Sub before any Governmental Entity or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which would reasonably be expected to have a material adverse effect on Parent’s or Merger Sub’s ability to consummate the Merger or any of the other transactions contemplated hereby.

4.5 Adequacy of Funds. Parent has, and as of the Effective Time will have, adequate financial resources to satisfy its monetary obligations under this Agreement (other than with respect to any Contingent Payments). With respect to any Contingent Payment, Parent will have adequate financial resources to satisfy its obligation to pay to such Contingent Payment at the time such Contingent Payment becomes due and payable.

ARTICLE V

CONDUCT PRIOR TO THE EFFECTIVE TIME

5.1 Conduct of Business of the Company. During the period from the date of this Agreement through the Effective Time (the “Pre-Closing Period”), except (i) as set forth in Section 5.1 of the Company Disclosure Schedule, (ii) to the extent specifically required by this Agreement, (iii) as required by Applicable Law or (iv) as consented to in writing by Parent in its sole discretion [*], (A) the Company shall (1) carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance with Applicable Law, pay its debts and Taxes when due (subject to good faith disputes regarding such debts and Taxes for which reserves have been established in accordance with GAAP) and pay or perform other material obligations when due, and (2) use commercially reasonable efforts consistent with past practice to keep and maintain its assets and properties in good operating condition and repair (subject to normal wear and tear) and to preserve, maintain the value of, renew, extend and keep in full force and effect all IP Rights of the Company, and to maintain its business organization intact

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended and to preserve the goodwill of the Company’s material suppliers, contractors, licensors, employees, customers, distributors and others having business relations with the Company, and (B) the Company shall not:

(a) amend the Certificate of Incorporation or Bylaws of the Company;

(b) merge or consolidate with any other person;

(c) split, combine or reclassify the outstanding shares of Company Capital Stock nor enter into any agreement with respect to voting of any of the Company Capital Stock;

(d) declare, set aside or pay any dividend or other distribution, payable in cash, stock, property or otherwise, in respect of the Company Capital Stock;

(e) purchase, redeem or otherwise acquire, except in connection with the repurchase of unvested shares of Company Common Stock under the Company Option Plan at a price per share not in excess of the purchase price paid for those shares, any shares of Company Capital Stock or any securities convertible or exchangeable or exercisable for any shares of Company Capital Stock;

(f) transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any material Asset (except for the incurrence of Permitted Encumbrances) or any Company IP Rights;

(g) incur any indebtedness or issue any debt securities or warrants or other rights to acquire debt securities of the Company or assume, guarantee or endorse, as an accommodation or otherwise, the obligations of any other person for indebtedness or capital obligations, in the case of any of the foregoing;

(h) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or any Voting Debt, or any other property or Assets, except that the Company may (i) issue shares of Company Capital Stock upon the exercise of Company Options outstanding on the date of this Agreement in accordance with their terms as of the date of this Agreement, (ii) issue shares of Company Capital Stock upon the exercise of Company Warrants outstanding as of the date of this Agreement, and (iii) issue shares of Company Common Stock upon conversion of Company Preferred Shares;

(i) make or agree to make any capital expenditures other than any such expenditures not in excess of [*];

(j) make any material change in accounting policies or procedures, except as required by GAAP or by Applicable Law or a Governmental Entity;

(k) revalue any of its material Assets except as required by GAAP;

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

(l) enter into, modify or amend in any material manner or terminate, or waive, release or assign any material rights or claims under (i) any Material Contract pursuant to which the Company or any other party thereto has material continuing obligations, rights or interests relating to research, development, clinical trials, distribution, supply, manufacturing, marketing or co-promotion of, or collaboration with respect to, any product or product candidate for which the Company is currently engaged in research and development (excluding (A) study agreements with clinical trial sites that provide for ownership of all improvements to any of the IP Rights of the Company to the Company; (B) non-disclosure agreements entered into in the ordinary course of business that do not convey ownership of any IP Rights of any person or contain any non-competition or non-solicitation covenants; (C) Contracts with contractors or vendors providing maintenance, repair or non-technical operating services to the Company, and (D) inbound material transfer Contracts for laboratory reagents or other materials purchased in similar commercial quantities pursuant to standard Contracts that are not generally negotiated in the industry); (ii) any IP License pursuant to which the Company, or any other party thereto has, or will have, continuing obligations, rights or interests; or (iii) any real property lease;

(m) make any loan, advance, capital contribution to, or investment in, any person other than loans, advances or capital contributions to, or investments in the ordinary course of business consistent with past practice and routine travel-related expense advances to employees of the Company;

(n) (i) grant, extend, amend (except as required in the diligent prosecution of the Company IP Rights), waive or modify the Company’s rights in or to any Company IP Rights or material Third Party IP Rights, (ii) fail to diligently prosecute any Company IP Rights or (iii) fail to exercise a right of renewal or extension under or with respect to any Company IP Right or material Third Party IP Right;

(o) hire any new employees;

(p) (i) adopt, enter into, terminate or amend any Company Employee Plan (or any plan, program, policy, contract, agreement or other arrangement that would be a Company Employee Plan had it been in effect on the date hereof), except as required by Applicable Law, (ii) increase in any manner the compensation, bonus, or fringe or other benefits of, or pay any bonus to, any current or former employee or consultant, except (x) as required by any agreement existing as of the date hereof, or (y) pursuant to the Company’s annual bonus program in amounts, individually and in the aggregate, consistent with past practice and appropriately pro-rated for any partial year, (iii) pay any benefit or amount to any current or former employee or consultant not required under any Company Employee Plan, (iv) increase in any manner the severance or termination pay of any current or former employee or consultant except as required by any agreement existing as of the date hereof, (v) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Company Employee Plan (including the grant of stock options, stock appreciation rights, performance units, restricted stock, “phantom” stock or other stock related awards), or remove any existing restrictions in any Company Employee Plans or agreements or awards made thereunder, or (vi) amend or modify any Company Option;

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

(q) settle or compromise any claims or litigation or adverse proceeding except in the ordinary course of business consistent with past practice;

(r) make any Tax election or settle or compromise any liability for Taxes, change any annual Tax accounting period, change any Tax accounting method, amend any Tax Return, enter into any closing agreement relating to any Tax, surrender any right to claim a Tax refund or consent to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment;

(s) accelerate collection of any notes or accounts receivable in advance of their regular due dates, or the dates when the same would have been collected, other than in the ordinary course of business consistent with past practices;

(t) delay payment of any account payable or other liability beyond its due date, or the date such liability would have been paid or collected, other than in the ordinary course of business consistent with past practices or to the extent the Company is contesting such payable or liability in good faith; or

(u) authorize or enter into an agreement to do any of the foregoing.

If the Company desires to take an action which would be prohibited pursuant to this Section 5.1 of this Agreement without the prior written consent of Parent, the Company may request such written consent by sending an email to both of the following individuals:

[*]

[*]

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1 Confidentiality; Access.

(a) The parties acknowledge that the Company and Parent have previously executed those certain confidentiality agreements, dated January 4, 2011 and January 28, 2011, each as amended (the “Confidentiality Agreements”).

(b) Subject to Applicable Law and upon reasonable notice, the Company shall afford Guarantor, Parent and their respective employees, attorneys, accountants, consultants and other representatives reasonable access, during normal business hours during the period prior to the Effective Time, to its properties, books, contracts and records and appropriate individuals as Guarantor or Parent may reasonably request (including employees, attorneys, accountants, consultants and other professionals), and during such period, the Company shall furnish promptly to Guarantor or Parent such information concerning its business, properties and personnel as Guarantor

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended or Parent may reasonably request. Prior to the Effective Time, the Company shall deliver to Parent, not later than fifteen (15) Business Days after the end of each calendar month and in the form customarily prepared by the Company, the unaudited financial statements of the Company, including an income statement and balance sheet, for the month then ended and for the period from December 31, 2010 to the end of such month. Promptly following the date of this Agreement, the Company shall deliver to Parent, on DVDs or other digital media, an electronic copy of the contents of each folder and sub-folder in the Data Room (in a format where it is clear which documents were contained in each folder or sub-folder) as it existed on the date of this Agreement.

6.2 Notification of Certain Matters. The Company shall give prompt written notice to Parent, and Guarantor or Parent shall give prompt written notice to the Company, of the occurrence, or failure to occur, of any event that would be reasonably likely to result in a failure to satisfy any of the closing conditions set forth in Section 7.1 or Section 7.2 as it relates to the Company, or Section 7.1 or Section 7.3, as it relates to Parent. No such notification shall be deemed to supplement or amend the Company Disclosure Schedule for the purpose of: (a) determining the accuracy of any of the representations and warranties made by the Company in this Agreement; or (b) determining whether any of the conditions set forth in Section 7.2 has been satisfied.

6.3 Public Disclosure. During the Pre-Closing Period, (a) Guarantor and the Company shall consult with each other before issuing any press release or otherwise making any statement or making any other disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and (b) no party shall issue any such press release or make any such statement or disclosure without the prior written approval of the other party, except as required by Applicable Law or any listing agreement with any applicable national or regional securities exchange (in which case the parties shall use reasonable efforts to consult with each other prior to making any such disclosure); provided that Guarantor, Parent, the Company and the Company Securityholders may make public statements or disclosures that are not inconsistent with (or more expansive than) previous press releases, public disclosures or public statements made by Guarantor and the Company in compliance with this Section 6.3. Notwithstanding the foregoing, the Company and each Company Securityholder shall be permitted to disclose a summary of the terms and conditions of this Agreement and the transactions contemplated hereby to any director, officer, employee, affiliate, general or limited partner, member or shareholder of the Company or the Company Securityholders who has a right or need to know such information, or to any investor or potential investor in an investment fund (or group of affiliated funds) that is a Company Securityholder, in each case, who is informed of the confidential nature of such information and who is subject to an obligation of confidentiality with respect to such information); provided, however, that any disclosure to a potential investor in an investment fund shall be limited to information that is publicly disclosed and, if this Agreement is not filed with the Securities and Exchange Commission, the amounts of the milestone payments and the fact that they are triggered by regulatory approvals or sales generally.

6.4 Regulatory Approval; Further Assurances.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

(a) Each party shall use commercially reasonable efforts to effectuate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each party to this Agreement shall: (i) make any filings and give any notices required to be made or given by such party in connection with the Merger and the other transactions contemplated by this Agreement; (ii) use commercially reasonable efforts to obtain any consent required to be obtained (pursuant to any applicable legal requirement, contract or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement; and (iii) use commercially reasonable efforts to lift any restraint, injunction or other legal bar to the Merger. Each of Parent and the Company shall promptly deliver to the other a copy of each such filing made, each such notice given and each such consent obtained during the Pre-Closing Period.

(b) Each party shall use its reasonable best efforts to file, as promptly as practicable following the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Entity. Without limiting the generality of the foregoing, each party shall use its reasonable best efforts to cause to be prepared and filed, as promptly as practicable following the date of this Agreement, the notifications required under HSR in connection with the Merger. Each party shall elect early termination of the statutory waiting period under HSR. Each party shall respond as promptly as practicable to (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general or other Governmental Entity in connection with antitrust or related matters. Subject to Applicable Law, each party (to the extent it has knowledge of such facts) shall (A) give the other party prompt notice of the commencement of any legal proceeding by or before any Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement; (B) keep the other party informed as to the status of any such legal proceeding; and (C) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Entity regarding the Merger. Each party will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted by either of them in connection with any legal proceeding under or relating to HSR or any other foreign, federal or state antitrust, anticompetition or fair trade Applicable Law.

(c) [*].

(d) Notwithstanding anything to the contrary contained in this Section 6.4 or elsewhere in this Agreement, none of Guarantor, Parent or Merger Sub shall have any obligation under this Agreement to divest or agree to divest (or cause any of its Subsidiaries or the Company to divest or agree to divest) any of its respective businesses, product lines or assets, or to agree (or cause any of its Subsidiaries or the Company to agree) to any limitation or restriction on any of its respective businesses, product lines or assets.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

6.5 Employees.

(a) Parent agrees that the employees of the Company at the Effective Time (the “Company Employees”) will be provided benefits that [*]. With respect to each benefit plan, program, practice, policy or arrangement maintained by Guarantor or a subsidiary of Guarantor in which Company Employees subsequently participate (the “Parent Plans”), [*]

(b) If requested by Parent at least [*] prior to the Effective Time, the Company shall terminate any and all Company Employee Plans intended to qualify under Section 401(k) of the Code, effective not later than the day immediately preceding the Effective Time. In the event that Parent requests that such 401(k) plan(s) be terminated, the Company shall provide Parent with evidence that such 401(k) plan(s) have been terminated pursuant to resolution of the Company’s Board of Directors (in form and substance reasonably satisfactory to Parent) not later than the day immediately preceding the Effective Time. Prior to the adoption of such resolution, the Company shall provide Parent with a draft thereof and an opportunity to review and comment on it.

(c) No provision of this Section 6.5 shall create any third party beneficiary rights in any Company Employee, any beneficiary or dependent thereof, with respect to the compensation, terms and conditions of employment and/or benefits that may be provided to any employee of the Company by Guarantor or the Surviving Corporation or under any benefit plan which Guarantor or the Surviving Corporation may maintain.

(d) As of the Effective Time, Guarantor shall, or shall cause the Surviving Corporation and its other Subsidiaries to, [*]

(e) Parent shall, or shall cause the Surviving Corporation or applicable Subsidiary to, [*]

6.6 FIRPTA Matters. At the Closing, the Company shall deliver to Parent: (a) a statement conforming to the requirements of Section 1.1445-2(c)(3) of the United States Treasury Regulations; and (b) the notification to the Internal Revenue Service required under Section 1.897-2(h)(2) of the United States Treasury Regulations.

6.7 Indemnification of Officers and Directors of the Company.

(a) Subject to any limitations imposed from time to time under Applicable Law, for a period of [*] from and after the Effective Time, Parent shall cause the Surviving Corporation to indemnify (including the advancement of expenses) and hold harmless all past and present officers and directors of the Company to the same extent such individuals are entitled to indemnification by the Company pursuant to the Company Organizational Documents, employment agreements and/or indemnification agreements identified in Section 6.7 of the Company Disclosure Schedule, each as in effect as of the date of this Agreement, for any costs or expenses (including attorneys’ fees and expenses), judgments, fines, Losses, claims, settlements, damages or Liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to acts or omissions of such individuals in

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended their capacities as directors or officers of the Company that occurred at or prior to the Effective Time. If the “tail policy” referred to in the following sentence is not commercially available, Parent shall cause to be maintained in effect for not less than [*] after the Effective Time any policy of directors’ and officers’ liability insurance maintained by the Company as of the Effective Time with respect to matters occurring prior to the Effective Time (the “Current Policies”); provided, however, that Parent may substitute therefor policies of insurance providing for substantially the same coverage as the Current Policies containing terms and conditions no less favorable in the aggregate to any person covered by such Current Policies than the terms and conditions of the Current Policies. Notwithstanding anything to the contrary in this Section 6.7(a), Parent shall not be required to pay in any year, an annual premium in excess of [*] of the last annual premium paid by the Company for the Current Policies. The Company shall purchase (if commercially available) a [*] prepaid “tail policy” for any policy of directors’ and officers’ liability insurance maintained by the Company as of the Effective Time with respect to matters occurring prior to the Effective Time, which shall provide such directors and officers with coverage of not less than the existing coverage under, and have other terms not materially less favorable to the insured persons than the terms of, such insurance policy. This Section 6.7 shall survive the consummation of the Merger, and is intended to be for the benefit of, and shall be enforceable by, all past and present officers and directors of the Company, their respective heirs and personal representatives and shall be binding upon Parent and the Surviving Corporation. The obligations of Parent and the Surviving Corporation under this Section 6.7 shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 6.7 applies without the express written consent of such affected indemnitee.

(b) If Parent, the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of their Assets and IP Rights to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.7.

(c) Parent, for a period of [*] years from and after the Effective Time, shall cause the organizational documents of the Surviving Corporation to contain provisions no less favorable to the officers and directors of the Company with respect to limitation of Liabilities of directors and indemnification of directors and officers than are set forth as of the date of this Agreement in the Company Organizational Documents, which provisions shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the officers and directors of the Company.

(d) The rights of each past and present officer and director of the Company under this Section 6.7 shall be in addition to any rights such individual may have under the Company Organizational Documents or under any Applicable Law.

6.8 No Solicitation by the Company. Prior to the Closing, [*]

6.9 Takeover Statute. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of Parent and the Company and its

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

6.10 Stockholder Vote Concerning Code Section 280G. Prior to the Effective Time, the Company shall submit to its stockholders, for approval (in a manner and with a disclosure document reasonably satisfactory to Parent) by a vote of such shareholders as is required pursuant to Section 280G(b)(5)(B) of the Code and the Treasury Regulations thereunder (the “280G Shareholder Vote”), any such payments or other benefits that may, separately or in the aggregate, constitute “excess parachute payments” (within the meaning of Section 280G of the Code and the Treasury Regulations thereunder), such that, if the 280G Shareholder Vote is received approving such payments and benefits, such payments and benefits shall not be deemed to be “excess parachute payments” under Section 280G of the Code and the Treasury Regulations thereunder. Prior to such 280G Shareholder Vote, the Company shall obtain, from each person whom the Company or Parent believes to be with respect to the Company a Disqualified Individual and who might otherwise have, receive or have the right or entitlement to receive a parachute payment under Section 280G of the Code, a written waiver (in form and substance reasonably satisfactory to Parent) pursuant to which such person agrees to waive any and all right or entitlement to such parachute payment, to the extent such payment would not be deductible pursuant to Section 280G of the Code, Such waivers shall cease to have any force or effect with respect to any item covered thereby to the extent the 280G Shareholder Vote for such item is obtained.

6.11 Written Consents.

(a) Promptly following the execution and delivery hereof, the Company shall prepare and distribute to persons holding at least the number and class of shares of Company Capital Stock sufficient to provide the Required Stockholder Vote an irrevocable written consent of Company Stockholders adopting this Agreement, approving the Preferred Stock Conversion, waiving any appraisal rights under Section 262 of Delaware Law with respect thereto and waiving any right of the holders of Company Preferred Stock to receive advance notice with respect to the Merger set forth in the Company Organizational Documents, in a form reasonably acceptable to Parent (the “Written Consent”) in accordance with Delaware Law and the Company Organizational Documents. The Company shall use its reasonable best efforts to cause such Company Stockholders to execute the Written Consent and deliver such executed Written Consent to the Company within [*] following the execution and delivery hereof. Upon obtaining the Required Stockholder Vote, the Company shall so notify Parent and shall provide to Parent a certificate of the Company’s secretary certifying as to such vote.

(b) As promptly as practicable following the receipt by the Company of Written Consents executed by Company Stockholders sufficient to satisfy the Required Stockholder Vote, the Company shall, in accordance with applicable Law, including Sections 228 and 262 of Delaware Law, and the Company Organizational Documents, promptly send an information statement (the “Information Statement”) to each stockholder of the Company that has not theretofore executed the

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

Written Consent (i) notifying him, her or it that (A) action has been taken by less than unanimous written consent of the stockholders of the Company, (B) this Agreement was duly adopted by the stockholders of the Company and (C) appraisal rights are available pursuant to Section 262 of Delaware Law, and (ii) seeking a waiver of such appraisal rights from such stockholder. The Company shall use commercially reasonable efforts to obtain such waivers from each stockholder of the Company who has not theretofore executed a Written Consent. The Information Statement shall be in a form reasonably acceptable to Parent and shall at all relevant times be in compliance with Section 262 of Delaware Law and Applicable Law. The Information Statement shall include the Board Recommendation, and the Company’s Board of Directors shall not withdraw or adversely modify (or propose to withdraw or adversely modify) the Board Recommendation unless required to do so by their fiduciary duties under Delaware Law.

6.12 Merger Consideration Certificate.

(a) At least [*] prior to the anticipated Closing Date, the Company shall deliver to Parent a certificate (in a form and substance reasonably satisfactory to Parent) duly executed on behalf of the Company by the Chief Executive Officer or Chief Financial Officer of the Company (the “Estimated Merger Consideration Certificate”) setting forth the Company’s good faith estimates of the following information (collectively, the “Merger Consideration Certificate Data”), which shall be set forth on an accompanying spreadsheet: [*]. The spreadsheet accompanying the Estimated Merger Consideration Certificate shall show with detailed specificity the basis for the calculation of each element of the Merger Consideration Certificate Data and shall break out all payments that are subject to withholding Taxes on a separate worksheet for payment by Parent or the Surviving Corporation rather than by the Paying Agent.

(b) On the Closing Date, the Company shall deliver to Parent (with a copy to the Stockholders’ Agent) a certificate (in a form and substance reasonably satisfactory to Parent) duly executed on behalf of the Company by the Chief Executive Officer or Chief Financial Officer of the Company (the “Merger Consideration Certificate”) certifying as to the Merger Consideration Certificate Data, which shall be set forth on an accompanying spreadsheet. The spreadsheet accompanying the Merger Consideration Certificate shall show with detailed specificity the basis for the calculation of each element of the Merger Consideration Certificate Data and shall break out all payments that are subject to withholding Taxes on a separate worksheet for payment by Parent or the Surviving Corporation rather than by the Paying Agent. The Company shall use commercially reasonable efforts deliver to Parent therewith applicable invoices for the unpaid Transaction Costs.

6.13 Drag-Along Rights; [*] Voting Agreement.

(a) If the holders of a majority of the shares of Company Preferred Stock (voting together as a single class on an as-converted basis) approve this Agreement and the transactions contemplated hereby, the Company shall invoke the drag-along rights described in Section 3 of the Amended and Restated Voting Agreement dated as of June 29, 2010, as amended, among the Company and the Company Stockholders identified therein (the “Stockholder Voting Agreement”) to the fullest extent permitted by the Stockholder Voting Agreement. Prior to the Closing, the Company shall use commercially reasonable efforts to cause any Investor (as defined in the

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

Stockholder Voting Agreement) who does not execute the Written Consent as part of obtaining the Required Stockholder Vote to execute a waiver of all appraisal rights pursuant to Section 262 of the DGCL in connection with the Merger in compliance with Section 3(iii) of the Voting Agreement. The Company shall provide periodic updates to Parent of the status of such efforts, in reasonable detail.

(b) The Company shall invoke the obligation of [*], pursuant to Section 1 of the [*] Voting Agreement dated [*] between the Company and [*], to vote in favor of the transactions contemplated by this Agreement. If [*] does not execute the Written Consent as part of the Required Stockholder Vote, then, prior to the Closing, the Company shall use commercially reasonable efforts to cause [*] to execute a waiver of all appraisal rights pursuant to Section 262 of the DGCL in connection with the Merger.

6.14 Repayment of Indebtedness. Provided that the Company has a sufficient amount of cash to do so, the Company shall repay all Closing Indebtedness in full prior to the Closing. The Company shall notify Parent at least three (3) Business Days prior to the Closing if it does not anticipate having a sufficient amount of cash to repay all Closing Indebtedness.

6.15 Merger Sub. Within five (5) Business Days after the date hereof, Parent shall incorporate a new Delaware corporation, which shall be a direct wholly owned subsidiary of Parent, solely for the purpose of engaging in the transactions contemplated by this Agreement and shall substitute such subsidiary for Merger Sub by written notice to the Company pursuant to Section 10.4(a)(iii). As of the Closing Date, Merger Sub shall have engaged in no other business activities and shall have conducted its operations only as contemplated by this Agreement.

6.16 Other Actions. During the Pre-Closing Period, the Company shall take the actions set forth in Section 6.16 of the Company Disclosure Schedule.

ARTICLE VII

CONDITIONS TO THE MERGER

7.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of Parent and Merger Sub, on the one hand, and the Company, on the other hand, to effect the Merger and otherwise to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (it being understood that any one or more of the following conditions may be waived by the written agreement of Parent and the Company, unless prohibited by Applicable Law):

(a) Litigation. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated or entered any Applicable Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger (collectively, an “Order”), and no Governmental Entity shall have instituted or overtly threatened

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended any proceeding seeking (i) any such Order or otherwise challenging the legality or validity of any of the transactions contemplated by this Agreement, (ii) to nullify or render ineffective this Agreement if consummated, or (iii) to take any other action that would result in the prohibition or a material change in the terms of the transactions contemplated hereby.

(b) Antitrust. The waiting period applicable to the consummation of the Merger under the HSR or any other antitrust or competition Applicable Law shall have expired or been terminated. All consents or approvals of any Governmental Entity required to be obtained in connection with the transactions contemplated by this Agreement under Applicable Laws pertaining to antitrust or competition shall have been obtained.

(c) Company Stockholder Approval. This Agreement shall have been adopted and the Preferred Stock Conversion shall have been approved by the Required Stockholder Vote of the stockholders of the Company in accordance with Applicable Law and the Company Organizational Documents.

7.2 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger and otherwise to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (it being understood that any one or more of the following conditions may be waived by the written agreement of Parent):

(a) Representations and Warranties.

(i) The representations and warranties of the Company in Article III (other than the Fundamental Representations) (A) shall have been accurate in all respects as of the date of this Agreement and (B) shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (except to the extent any such representation or warranty speaks as of the date of this Agreement or any other specific date, in which case such representation or warranty shall have been accurate in all respects as of such date), in each case except where the circumstances giving rise to any inaccuracies in such representations and warranties have not had and would not reasonably be expected to have or result in, individually or in the aggregate, a Company Material Adverse Effect; provided, however, that for purposes of determining the accuracy of such representations and warranties as of the foregoing dates for purposes of this Section 7.2(a)(i): (1) all materiality, Company Material Adverse Effect and similar qualifications limiting the scope of such representations and warranties shall be disregarded; and (2) any update of or modification to the Company Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded.

(ii) The Fundamental Representations (A) shall have been accurate in all material respects as of the date of this Agreement and (B) shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (except to the extent any such representation or warranty speaks as of the date of this Agreement or any other specific date, in which case such representation or warranty shall have been accurate in all material respects as of such date); provided, however, that for purposes of determining the accuracy of such representations

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended and warranties as of the foregoing dates for purposes of this Section 7.2(a)(ii): (1) all materiality, Company Material Adverse Effect and similar qualifications limiting the scope of such representations and warranties shall be disregarded; and (2) any update of or modification to the Company Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded.

(b) Performance of Covenants. The Company shall have complied with and performed in all material respects all covenants under this Agreement required to be complied with or performed by the Company at or prior to the Closing.

(c) Certificate of Officer. Parent and Merger Sub shall have received a certificate executed on behalf of the Company by an officer of the Company, to the effect that the conditions set forth in Sections 7.2(a), 7.2(b) and 7.2(d) have been satisfied.

(d) No Company Material Adverse Effect. Following the date of this Agreement, no change, circumstance, effect, event or fact shall have occurred or exist and be continuing that, individually or in the aggregate with all other changes, circumstances, effects, events or facts, has had, or would reasonably be expected to have or result in, a Company Material Adverse Effect.

(e) Stockholder Approval Regarding Code Section 280G. Prior to the Effective Time, the Company shall have delivered to Parent evidence reasonably satisfactory to Parent that any 280G Shareholder Vote pursuant to Section 6.10 was solicited in conformity with Section 280G of the Code and the Treasury Regulations thereunder and (i) the requisite shareholder approval was obtained with respect to any payments or benefits that were subject to the 280G Shareholder Vote or (ii) that such “excess parachute payments” shall not be made or provided to the Disqualified Individuals, whether pursuant to the terms of the applicable plan, agreement or arrangement under which such payments or benefits were to be made or pursuant to valid waivers of those payments or benefits, which were duly executed, in accordance with Section 6.10, by each such Disqualified Individual who might otherwise receive such “excess parachute payments.”

(f) Agreements and Documents. Parent shall have received the following agreements and documents, each of which shall be in full force and effect:

(i) the Merger Consideration Certificate and accompanying spreadsheet referred to in Section 6.12(b);

(ii) written resignations, in form and substance satisfactory to Parent, from each officer and director of the Company (it being understood that such resignations would not constitute a resignation from any employee’s employment with the Company);

(iii) the Certificate of Merger, duly executed by the Company;

(iv) a legal opinion, in substantially the form of Exhibit C, executed by Wilson Sonsini Goodrich & Rosati, P.C;

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

(v) General Releases, in substantially the form of Exhibit D, duly executed by each officer and director of the Company;

(vi) agreements, in form and substance reasonably satisfactory to Parent, terminating the agreements identified in Section 7.2(f)(vi) of the Company Disclosure Schedule; and

(vii) Warrant Termination Agreements, duly executed by each holder of a Company Warrant that is outstanding as of immediately prior to the Effective Time.

(g) Repayment of Closing Indebtedness. If the Company has a sufficient amount of cash as of the Closing to repay all Closing Indebtedness, the Company shall have delivered to Parent payoff letters or other evidence, in form and substance reasonably satisfactory to Parent, that (i) all Closing Indebtedness has been repaid in full; (ii) all liens and encumbrances relating to or securing such Closing Indebtedness have been released; and (iii) related UCC-3 Termination Statements have been filed with respect to any such liens or encumbrances. If the Company does not have a sufficient amount of cash as of the Closing to repay all Closing Indebtedness, the Company shall have delivered to Parent payoff letters or other evidence, in form and substance reasonably satisfactory to Parent, with respect to all Closing Indebtedness and all liens and encumbrances relating to or securing such Closing Indebtedness.

(h) Termination of 401(k) Plan. If Parent requests, pursuant to Section 6.5(b), that the Company 401(k) plan be terminated, then the Company shall have adopted resolutions (in form and substance reasonably satisfactory to Parent) to effect the termination of the Company 401(k) plan, with such termination effective on the day immediately prior to the Closing Date but contingent on the Closing.

(i) Appraisal Rights. The shares of Company Capital Stock that constitute (or that are or may be eligible to become) Dissenting Shares shall be less than [*] of the shares of Company Capital Stock outstanding as of the Closing Date.

(j) Termination of Rights to Purchase Stock. The Company shall have provided Parent with evidence reasonably satisfactory to Parent as to the exercise or termination of all rights to purchase shares of Company Capital Stock, other than Company Options and Company Warrants terminated in accordance with Section 2.11.

7.3 Additional Conditions to Obligation of the Company. The obligation of the Company to effect the Merger and to otherwise consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (it being understood that any one or more of the following conditions may be waived by the written agreement of the Company):

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub in this Agreement shall be accurate in all respects as of the Closing (except to the extent any such representation or warranty speaks as of the date of this Agreement, in which case such representation or warranty shall have been accurate in all material respects as of such date),

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended except where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to result in, individually or in the aggregate with any other failures of such representations and warranties to be true and correct, a material adverse effect on Parent’s or Merger Sub’s ability to consummate the Merger or any of the transactions contemplated hereby; provided, however, that for purposes of determining the accuracy of such representations and warranties for purposes of this Section 7.3(a), all materiality, material adverse effect and similar qualifications limiting the scope of such representations and warranties shall be disregarded.

(b) Performance of Covenants. Parent and Merger Sub shall have each complied with and performed in all material respects all of their respective material covenants under this Agreement required to be complied with or performed by either of them at or prior to the Closing.

(c) Certificate of Officers. The Company shall have received a certificate executed on behalf of each of Parent and Merger Sub by an officer of Parent and Merger Sub, respectively, to the effect that the conditions set forth in Sections 7.3(a) and 7.3(b) have been satisfied.

ARTICLE VIII

TERMINATION

8.1 Termination. This Agreement may be terminated at any time prior to the Closing (with respect to Sections 8.1(b) through (e), by notice from the terminating party to the other party setting forth a brief description of the basis for termination):

(a) by the mutual written consent of Parent and the Company;

(b) by either Parent or the Company if the Merger shall not have been consummated by the date that is [*] from the date of the Agreement; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to a party whose failure to fulfill any of its obligations under this Agreement has been the primary cause of the Effective Time not occurring by such date;

(c) by either Parent or the Company if a Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated or entered a nonappealable final and permanent Order;

(d) by the Company if (i) there is an inaccuracy in any of the representations or warranties of Parent or Merger Sub in this Agreement (as of the date of this Agreement or as of any subsequent date) such that the condition set forth in Section 7.3(a) would not be satisfied, or there has been a breach by Parent or Merger Sub of any of their respective covenants in this Agreement such that the condition set forth in Section 7.3(b) would not be satisfied, (ii) the Company shall have delivered to Parent a written notice of such inaccuracy or breach, and (iii) at least 30 days shall have elapsed since the delivery of such notice without such inaccuracy or breach having been cured;

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

(e) by Parent if (i) there (A) is an inaccuracy in any of the representations or warranties of the Company in this Agreement (as of the date of this Agreement or as of any subsequent date) such that any condition set forth in Section 7.2(a) would not be satisfied, (B) has been a breach by the Company of any of its covenants in this Agreement such that the condition set forth in Section 7.2(b) would not be satisfied or (C) has occurred a Company Material Adverse Effect such that the condition set forth in Section 7.2(d) would not be satisfied, (ii) Parent shall have delivered to the Company a written notice of such inaccuracy, breach or Company Material Adverse Effect, and (iii) at least 30 days shall have elapsed since the delivery of such notice without such inaccuracy, breach or Company Material Adverse Effect having been cured; and

(f) by Parent if the Company has not received the Required Stockholder Vote within [*] following the execution and delivery of this Agreement.

8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect, and there shall be no liability on the part of Guarantor, Parent, the Company, Merger Sub or their respective officers, directors or stockholders, except to the extent that such liability results from the Willful Breach by a party of this Agreement; provided, however, that the Confidentiality Agreements and the provisions of Section 6.3, this Section 8.2 and Article X (other than Sections 10.12, except with respect to any liability of Parent or Merger Sub resulting from the Willful Breach by Parent or Merger Sub of this Agreement, and Section 10.13) shall remain in full force and effect and survive any termination of this Agreement.

ARTICLE IX

CONTINGENT PAYMENTS; INDEMNIFICATION

9.1 Contingent Payments.

(a) Milestones.

(i) [*].

(ii) [*]

(iii) [*]

(iv) [*]

(A) [*]

(B) [*]

(C) [*]

(b) General.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

(i) Payment Procedures. [*] Parent shall pay or cause to be paid (by the Paying Agent or otherwise) to each Company Securityholder, with respect to (A) each share of Company Capital Stock held by such Company Securityholder as of immediately prior to the Effective Time, (B) each share of Company Capital Stock that was subject to a Company Warrant held by such Company Securityholder as of immediately prior to the Effective Time and (C) each share of Company Capital Stock that was subject to a Company Option held by such Company Securityholder as of immediately prior to the Effective Time, the Per Share Contingent Payment with respect to such Milestone (less any applicable withholding Taxes); provided, however, that Parent shall have no obligation to make any payment under this Section 9.1(b): (1) with respect to any share of Company Capital Stock, until such time as the Certificate representing such share has been properly surrendered in accordance with Section 2.6(c), (2) with respect to any Company Warrant, until such time as the former holder thereof has duly executed and delivered to Parent a Warrant Termination Agreement with respect thereto, or (3) with respect to any Company Option, unless the former holder thereof has duly executed and delivered to Parent a Tax Responsibility Agreement with respect thereto prior to the Effective Time (the conditions to payment described in clauses “(1),” “(2)” and “(3)” of this proviso, the “Payment Conditions”). The right of the Company Securityholders to receive any portion of the Contingent Payments shall not be evidenced by any form of certificate or instrument. The right of any Company Securityholder to receive any portion of any Contingent Payment shall not be assignable or transferable except by will, the Applicable Laws of intestacy or other operation of Applicable Law, and neither Parent, the Surviving Corporation, the Paying Agent, nor the Stockholders’ Agent shall give effect to any purported assignment or transfer made in contravention of this sentence.

(ii) Adjustments.

(A) Any Contingent Payment that is payable following the completion (or deemed completion) of a Milestone shall be [*]

(B) [*]

(iii) Miscellaneous.

(A) If any Milestone occurs prior to the Effective Time, (1) Parent shall not be obligated to make any Contingent Payment unless the Effective Time occurs, and (2) the related Contingent Payment will be payable at the Effective Time.

(B) Until the earlier of (1) [*] and (2) [*], Guarantor, Parent and the Surviving Corporation shall, and shall cause any of their respective Subsidiaries or Affiliates, and any successor, partner, joint partner, licensee, assignee or sublicensee of [*], as applicable, or any other person that has been delegated responsibility for achieving such Milestone (each, a “Milestone Obligor”), to (x) use Commercially Reasonable Efforts to [*], and (y) [*]

(C) Except as provided in this Section 9.1(b), none of Guarantor, Parent or the Surviving Corporation shall be under any obligation whatsoever to, or to cause any Milestone Obligor or any other person to, use any efforts, make any particular expenditure, engage

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended in any particular activity or to take (or omit to take) any particular action (1) in connection with the conduct of the business of the Surviving Corporation or the combined business of Guarantor, Parent and the Surviving Corporation, including the development and/or commercialization of any Company Product, or (2) to satisfy the Milestones and, except as provided in Section 9.1(b)(iii)(B), Parent shall have sole discretion as to the development and commercialization of, or obtaining Regulatory Approval for, any [*] after the Closing. Without limiting the generality of the foregoing, and notwithstanding anything to the contrary contained in this Agreement, none of Guarantor, Parent or the Surviving Corporation shall be under any obligation whatsoever (and none of Guarantor, Parent or the Surviving Corporation shall be under any obligation to cause any Milestone Obligor or any other person) to use any efforts, make any particular expenditure, engage in any particular activity or to take (or omit to take) any particular action to [*]

(D) In the event of any of the following events, each Contingent Payment associated with any Milestone that has not yet been satisfied or deemed to have been satisfied shall be immediately due and payable in full in accordance with the procedures set forth in Section 9.1(b)(i): [*]

(E) The parties acknowledge and agree that Parent’s or the Surviving Corporation’s achievement of the Milestones are material factors in determining the valuation of the Company by Parent. Therefore, the Company Securityholders shall have no right to receive any particular Contingent Payment (or any portion thereof) unless and until the particular Milestone that must be achieved in order for the Company Securityholders to receive such Contingent Payment is actually achieved.

(F) Duty to Notify; Information Rights.

(1) Provided that the Stockholders’ Agent has first entered into a confidentiality agreement with Guarantor that is reasonably satisfactory to Guarantor, it being agreed that a confidentiality agreement containing terms that are consistent with the Confidentiality Agreements shall be deemed satisfactory to Guarantor (which shall include the right to disclose such information to its employees, attorneys and advisors who have a need to know such information and are subject to a confidentiality obligation with respect to such information) (the “Agent NDA”), Parent shall, or shall cause a Milestone Obligor to, deliver a status update to the Stockholders’ Agent not less frequently than (i) [*], and (ii) [*] from January 1, 2012 until the Milestone End Date. Such reports (“Update Reports”) shall include reasonably detailed reports as to the progress and results of development and regulatory activities with respect to the [*], including with respect to interactions with Regulatory Authorities and plans for further such development activities and interactions over the next year, [*]. The Stockholders’ Agent shall not disclose any information contained in any Update Report, except (w) to its employees, attorneys and advisors in accordance with the terms of the Agent NDA, (x) to Company Securityholders who have executed a confidentiality agreement with Guarantor that is reasonably satisfactory to Guarantor (it being agreed that a confidentiality agreement containing terms that are consistent with the Confidentiality Agreements shall be deemed satisfactory to Guarantor) [*], (y) as necessary to enforce this Agreement, or (z) as required by Applicable Law. In any such Update Report, Parent shall, or shall cause a Milestone Obligor to,

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended advise the Stockholders’ Agent of progress during the period to which the Update Report applies towards the achievement of any Milestone for which the applicable Contingent Payment has not been paid pursuant to this Agreement.

(2) In the event that a Milestone Obligor determines that a Milestone will not be achieved, Parent shall promptly notify the Stockholders’ Agent in writing of such determination (a “Milestone Abandonment Notice”) and shall provide the Stockholders’ Agent and its advisors with access (including electronic access, to the extent available) to any information, data, books, records, work papers or personnel that are reasonably necessary for the Stockholders’ Agent to evaluate such determination. The Milestone Abandonment Notice shall specify in reasonable detail the reasons the applicable determination was made.

(G) Notwithstanding anything to the contrary contained in this Agreement, each Contingent Payment is payable one time only, [*]

9.2 Indemnification.

(a) Survival, Etc.

(i) Subject to Section 9.2(a)(iii), all obligations of the parties under the covenants and agreements contained in this Agreement or any other document or certificate delivered pursuant hereto shall survive (x) until fully performed or fulfilled, unless noncompliance with such covenants, agreements or obligations is waived in writing by the party entitled to such performance, or (y) if not fully performed or fulfilled, until the expiration of the applicable statute of limitations; provided, however, that, subject to Section 9.2(a)(iii), the rights of the Parent Indemnified Parties to assert claims for recovery under Section 9.2(b) in connection with breaches of such covenants and agreements, shall survive until the Survival Termination Date.

(ii) Subject to Section 9.2(a)(iii), (A) all Fundamental Representations shall survive the Closing and remain in full force and effect [*] (the “Milestone End Date”) and (B) all other representations and warranties made by the Company in this Agreement or any other document or certificate delivered pursuant hereto shall survive the Closing and remain in full force and effect until [*] following the Closing Date (the termination date applicable to any representation, warranty, covenant or agreement made by the Company pursuant to this Agreement, the “Survival Termination Date”). Notwithstanding anything to the contrary in this Section 9.2, in the event that, at any time prior to the applicable Survival Termination Date, a Parent Indemnified Party delivers to the Stockholders’ Agent a Claim Notice asserting a claim for recovery under this Section 9.2 based on a breach of any applicable representation, warranty, covenant or agreement of the Company, the claim asserted in such Claim Notice shall survive the applicable Survival Termination Date until such time as such claim is fully and finally resolved. No Claim Notice may be submitted after [*] for any claim under Section 9.2(b)(i)(A), Section 9.2(b)(i)(B) or Section 9.2(b)(i)(C), other than with respect to a breach of a Fundamental Representation or in the event of fraud or Willful Breach. All representations and warranties made by Parent or Merger Sub in this Agreement shall terminate and expire as of the Effective Time.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

(iii) Notwithstanding anything to the contrary contained in Section 9.2(a)(i) or Section 9.2(a)(ii), the limitations set forth in Sections 9.2(a)(i) and 9.2(a)(ii) shall not apply in the event of fraud or Willful Breach.

(iv) The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Parent Indemnified Parties, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any Parent Indemnified Party or any of its Representatives.

(v) For purposes of this Agreement, each statement or other item of information set forth in the Company Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in Article III.

(b) Indemnification.

(i) Each of Guarantor, Parent, the Surviving Corporation and their respective directors, officers, employees and Affiliates (the “Parent Indemnified Parties” and each, a “Parent Indemnified Party”) shall be indemnified and reimbursed, by the Company Securityholders, severally and not jointly, subject to the provisions of this Section 9.2, from and against any and all Losses incurred by such Parent Indemnified Party arising out of or resulting from:

(A) any breach or inaccuracy of any representation or warranty made by the Company in or pursuant to this Agreement as of the date of this Agreement (without giving effect to: (1) any materiality, Company Material Adverse Effect or similar qualification limiting the scope of such representation or warranty, other than any such qualification contained in Section 3.4, Section 3.6(b) or Section 3.11 (excluding references to “material” contained in Section 3.11(b)); or (2) any update of or modification to the Company Disclosure Schedule made or purported to have been made on or after the date of this Agreement);

(B) any breach or inaccuracy of any representation or warranty made by the Company (1) in or pursuant to this Agreement as if such representation or warranty was made on and as of the Closing Date (except to the extent any such representation or warranty speaks as of the date of this Agreement or any other specific date, in which case any breach or inaccuracy of such representation or warranty as of such date); or (2) in any certificate delivered pursuant to this Agreement, in the case of clauses “(1)” and “(2)”, without giving effect to: (x) any materiality, Company Material Adverse Effect or similar qualification limiting the scope of such representation or warranty, other than any such qualification contained in Section 3.4, Section 3.6(b) or Section 3.11 (excluding references to “material” contained in Section 3.11(b)); or (y) any update of or modification to the Company Disclosure Schedule made or purported to have been made on or after the date of this Agreement;

(C) any failure to perform any covenant or obligation of the Company or the Stockholders’ Agent in or pursuant to this Agreement;

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

(D) any inaccuracy in any information, or any failure to properly calculate any amount, contained or set forth in the Merger Consideration Certificate and accompanying spreadsheet;

(E) regardless of the disclosure of any matter set forth in the Company Disclosure Schedule, any Liability of the Company relating to any unpaid Tax (including Losses arising out of or resulting from the determination, assessment or collection of any such Tax) attributable to any taxable period or portion thereof ending on or prior to the Effective Time; provided, however, that any real, personal and intangible property Taxes for any taxable period beginning before and ending after the Closing Date shall be allocated to the portion of the taxable period ending on the Closing Date on a per diem basis, and all other Taxes shall be allocated as if such taxable period ending on the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions), other than with respect to property placed in service after the Closing Date, shall be allocated on a per diem basis; provided further, that the Parent Indemnified Parties shall not be indemnified or reimbursed for any Losses related to Excluded Taxes;

(F) regardless of the disclosure of any matter set forth in the Company Disclosure Schedule, any claim asserted or held by any current, former or alleged securityholder of the Company, in their capacity as such, (1) relating to this Agreement, any other agreement entered into in connection with this Agreement to which such securityholder is a party or any of the transactions contemplated hereby or thereby, other than (x) any exercise of appraisal rights pursuant to Section 262 of the Delaware Law or demand therefor by any Company Stockholder or (y) any claim on behalf of any Company Securityholders identified in the Merger Consideration Certificate (I) to enforce this Agreement or (II) in response to a claim for indemnification or reimbursement made by any Parent Indemnified Party pursuant to this Section 9.2 or any fraud claim related thereto, or (2) alleging any ownership of or interest in any shares or other securities of the Company; or

(G) regardless of the disclosure of any matter set forth in the Company Disclosure Schedule, any parachute payment under Section 280G of the Code required to be made by the Company in connection with the transactions contemplated by this Agreement or any indemnification payment or tax gross-up payment required to be made by the Company with respect to any liability incurred under Section 409A of the Code by any Company employee or other service provider.

(ii) Notwithstanding anything to the contrary in this Agreement, no claim shall be made for any Losses related to or arising from [*]

(iii) Notwithstanding anything herein to the contrary, no party which is obligated pursuant to Section 9.2(b) to provide indemnification or reimbursement as set forth herein shall be liable under Section 9.2(b)(i)(A) or Section 9.2(b)(i)(B), (x) [*] and (y) [*]; provided, however, that the limitations contained in this Section 9.2(b)(iii) shall not apply (and shall not limit the indemnification or other obligations of any Company Securityholder): (1) in the event of fraud (whether on the part of such Company Securityholder, any other Company Securityholder, the

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

Company or any representative of the Company) or Willful Breach or (2) to any breach or inaccuracy of any Fundamental Representation.

(c) Notice; Claim Procedures; Resolution of Conflicts; Escrow Fund Release.

(i) Any Parent Indemnified Party seeking indemnification or reimbursement shall provide to the Stockholders’ Agent (and, prior to the Escrow Release Date, to the Escrow Agent) a reasonably detailed written notice of any claims that it may have (a “Claim Notice”). Each Claim Notice shall contain a reasonable non-binding estimate of the Losses against which such Indemnified Party seeks indemnification or reimbursement, to the extent that such an estimate can be made (the amount of such Losses, as such amount may be modified by the Parent Indemnified Party from time to time, the “Claimed Amount”). The Stockholders’ Agent shall have [*] from the date of delivery to it of any Claim Notice to accept or object to all or a portion of the Claimed Amount. In the event that the Stockholders’ Agent, in good faith, disagrees with any portion of the Claimed Amount, then the Stockholders’ Agent shall deliver to the Parent Indemnified Party (and, prior to the Escrow Release Date, to the Escrow Agent), by no later than the expiration of such [*] period, written notice of such disagreement, which notice shall include in reasonable detail its reasons for such disagreement. If the Stockholders’ Agent fails to dispute the Claimed Amount (or any portion thereof) in accordance with the foregoing provisions, then (A) such Claimed Amount or portion thereof, as applicable, shall be deemed to be finally determined to be owing to the Parent Indemnified Party for all purposes under this Agreement, and (B) within [*] following the expiration of the [*] period, the Stockholders’ Agent and Parent shall deliver joint written instructions to the Escrow Agent to disburse the Claimed Amount or portion thereof, as applicable, to the Parent Indemnified Party from the Escrow Fund. If the Stockholders’ Agent delivers a timely dispute notice, for a period of [*] from the date of delivery of such notice, the Stockholders’ Agent and the Parent Indemnified Party shall attempt to resolve all disputes set forth in such notice. If the Stockholders’ Agent and Parent Indemnified Party resolve such disputes, an agreement setting forth such resolution shall be prepared and signed by the Stockholders’ Agent and Parent and, in the case of a claim against the Escrow Fund, joint written instructions setting forth such resolution shall be furnished by Parent and the Stockholders’ Agent to the Escrow Agent.

(ii) Within [*] after the date that is [*] after the Closing Date (the “Escrow Release Date”), if the amount of cash remaining in the Escrow Fund (the “Aggregate Escrow Balance”) on the Escrow Release Date exceeds the sum of the Claimed Amounts associated with all claims for indemnification or reimbursement made pursuant to this Section 9.2 that have not been finally resolved and paid prior to the Escrow Release Date (each, an “Unresolved Escrow Claim”), Parent and the Stockholders’ Agent shall deliver joint written instructions to the Escrow Agent to disburse or cause to be disbursed to each Company Securityholder from the Escrow Fund, subject to the satisfaction of any applicable Payment Conditions and Section 2.12, an amount equal to such Company Securityholder’s Pro Rata Portion of the amount by which the Aggregate Escrow Balance on the Escrow Release Date exceeds the sum of such Claimed Amounts (it being understood that such instructions shall provide that any such amounts to be released in respect of Company Unvested Shares (only if withholding Taxes are required to be withheld or deducted from such amounts with respect thereto) or Company Options shall be delivered by the Escrow Agent to Parent and Parent

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended shall cause such amounts, less applicable withholding Taxes, to be disbursed to the applicable Company Securityholders).

(iii) Following the Escrow Release Date, if an Unresolved Escrow Claim is finally resolved, within [*] after the final resolution of such Unresolved Escrow Claim, Parent and the Stockholders’ Agent shall deliver joint written instructions to the Escrow Agent, instructing the Escrow Agent to (A) disburse to any Parent Indemnified Party from the Escrow Fund all amounts payable to such Parent Indemnified Party from the Escrow Fund (if any) and (B) disburse to each Company Securityholder from the Escrow Fund, subject to the satisfaction of any applicable Payment Conditions and Section 2.12, an amount equal to such Company Securityholder’s Pro Rata Portion of the amount by which the Aggregate Escrow Balance on the date of such instructions (after giving effect to any disbursement referred to in clause “(A)”) exceeds [*], if any (it being understood that such instructions shall provide that any such amounts to be released in respect of Company Unvested Shares (only if withholding Taxes are required to be withheld or deducted from such amounts with respect thereto) or Company Options shall be delivered by the Escrow Agent to Parent and Parent shall cause such amounts, less applicable withholding Taxes, to be disbursed to the applicable Company Securityholders).

(iv) In the event that there be asserted against any Parent Indemnified Party any written claim or demand for which any Parent Indemnified Party may be entitled to indemnification or reimbursement hereunder (a “Third Party Claim”), such Parent Indemnified Party shall provide notice thereof to the Stockholders’ Agent within [*] following the Parent Indemnified Party’s receipt of such claim or demand (and no fewer than [*] prior to a scheduled appearance date in a litigated matter). The failure to so notify the Stockholders’ Agent of a Third Party Claim shall not relieve any Liability that any Company Securityholder may have to the Parent Indemnified Party with respect thereto, except to the extent that the defense against any associated legal action has been materially prejudiced thereby.

(d) Third Party Claims. With respect to each Third Party Claim that is the subject of a Claim Notice:

(i) The Parent Indemnified Party and the Stockholders’ Agent shall keep each other reasonably informed concerning the status of such Third Party Claim and any related proceedings at all stages thereof, and shall render to each other such assistance as they may reasonably require of each other and shall cooperate with each other in good faith in order to ensure the proper and adequate defense of such Third Party Claim. For the avoidance of doubt, all reasonable out-of-pocket costs and expenses incurred by the Parent Indemnified Party in connection therewith shall be subject to indemnification in accordance with the terms of Section 9.2(b).

(ii) The Parent Indemnified Party and the Stockholders’ Agent shall use commercially reasonable efforts to avoid production of confidential information (consistent with Applicable Law and rules of procedure), and to cause all communications among employees, counsel and other representatives of the Parent Indemnified Party and the Stockholders’ Agent to be made so as to preserve any applicable attorney-client or work-product privileges.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

(iii) Each party hereby consents to the non-exclusive jurisdiction of any court in which a Third Party Claim is brought for purposes of any claim for indemnification or reimbursement with respect to such Third Party Claim or the matters alleged therein, and agrees that process may be served on such party with respect to any such claim anywhere in the world.

(iv) [*]

(e) Payment.

(i) To the extent permitted by Applicable Law, any payment made by a person indemnifying an Indemnified Party pursuant to this Section 9.2 shall be treated on the parties’ Tax Returns as an adjustment to the purchase price for all Tax purposes.

(ii) In the event a claim for indemnification or reimbursement under this Section 9.2 shall have been finally determined, except as otherwise provided in Section 9.2(i), the amount of the related Losses owing to any Parent Indemnified Party shall be paid [*]. To the extent a payment relates to any Loss denominated in a currency other than United States Dollars, such payment shall be made or deducted in United States Dollars calculated at the United States Dollar exchange rate in effect for such currency on the date preceding the date of payment. Any claim, liability therefor and the amount of the related Losses shall be “finally determined” when the parties to such claim have so determined by mutual written agreement or, if disputed, when a final and nonappealable Order of a court of competent jurisdiction shall have been entered concerning such matters.

(f) Sole Remedy. Following the Closing, other than in the event of fraud (which shall be subject to Section 9.2(e)(ii) and Section 9.2(i)), the indemnification rights provided in this Section 9.2 shall constitute the sole and exclusive remedy (other than equitable remedies) and the sole basis for and means of recourse by any Parent Indemnified Parties with respect to any Losses of any kind or nature arising out of or in connection with any breach by the Company of any representation, warranty or covenants contained in this Agreement.

(g) [*]

(h) No Right of Indemnity or Contribution. No Company Securityholder, in their capacity as a securityholder of the Company, has any right of indemnification or contribution against the Company with respect to any breach by the Company of any of its representations, warranties, covenants, agreements or obligations in this Agreement or any certificate or document executed in relation hereto or thereto, whether by virtue of any contractual or statutory right of indemnity or otherwise, and all claims to the contrary are hereby waived and released.

(i) Limit on Direct Recovery from Company Securityholders; Fraud; Willful Breach.

(i) Except in the event of fraud or Willful Breach, in no event will any Parent Indemnified Party have any recourse to recover directly from any Company Securityholder

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended any Losses resulting from the matters referred to in Section 9.2(b)(i) from any Merger Consideration that has been paid to such Company Securityholder. In the event of fraud or Willful Breach (whether on the part of any Company Securityholder, the Company or any representative of the Company), there shall be no limits on the obligations of the Company Securityholders pursuant to Section 9.2(b)(i), and each Parent Indemnified Party shall have the right to proceed directly against, and recover Losses directly from, the Company Securityholders; [*]

(ii) The liability of any Company Securityholder under Section 9.2 will be in addition to, and not exclusive of, any other liability that such Company Securityholder may have at law or in equity based on such Company Securityholder’s fraud. Notwithstanding anything to the contrary contained in this Agreement, none of the provisions set forth in this Agreement, including the provisions set forth in Section 9.2, shall be deemed a waiver by any party to this Agreement of any right or remedy that such party may have at law or in equity based on any other person’s fraud, nor will any such provisions limit, or be deemed to limit: (A) the amounts of recovery sought or awarded from such other person in any claim for fraud committed by such other person; (B) the time period during which a claim for fraud may be brought against such other person; or (C) the recourse which any such party may seek against such other person with respect to a claim for fraud committed by such other person.

9.3 Stockholders’ Agent.

(a) By virtue of the approval of this Agreement by the Company Securityholders, the execution of a letter of transmittal or Warrant Termination Agreement by the Company Securityholders, the cancellation of Company Options in exchange for Merger Consideration and/or by the Company Securityholders otherwise participating in the Merger and receiving the benefits thereof, including the right to receive the Merger Consideration, and without further action of any Company Securityholder, each Company Securityholder shall be deemed to have irrevocably constituted and appointed, or shall irrevocably constitute and appoint, as the case may be, the Stockholders’ Agent (and by execution of this Agreement, the Stockholders’ Agent hereby accepts such appointment) as agent and attorney-in-fact for and on behalf of the Company Securityholders, with full power of substitution, to act in the name, place and stead of each Company Securityholder with respect to this Article IX and the taking by the Stockholders’ Agent of any and all actions and the making of any decisions required or permitted to be taken by the Stockholders’ Agent under this Agreement, including the exercise of the power to: (i) give and receive notices and communications under this Article IX; (ii) object to claims for indemnification or reimbursement made by any Parent Indemnified Party under this Article IX; (iii) agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to claims for indemnification or reimbursement made by any Parent Indemnified Party under this Article IX or any dispute relating to the Milestones or Contingent Payments; (iv) receive information under Section 9.1; (v) object to the calculation of any Contingent Payment; (vi) use the amounts in the Stockholders’ Agent’s Fund in furtherance of its duties as Stockholders’ Agent as it may determine in its good faith discretion and to cause the Stockholders’ Agent’s Fund Distribution to be distributed upon the expiration of the Stockholders’ Agent Period; (vii) enforce the Agreement on behalf of the Company Securityholders; and (viii) take all actions necessary or appropriate in the good faith judgment of the Stockholders’

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

Agent for the accomplishment of the foregoing. The power of attorney granted in this Section 9.3 by each Company Securityholder to the Stockholders’ Agent is coupled with an interest and is irrevocable, may be delegated by the Stockholders’ Agent and shall survive the death or incapacity of any Company Securityholder. The identity of the Stockholders’ Agent and the terms of the agency may be changed, and a successor Stockholders’ Agent reasonably acceptable to Parent may be appointed, from time to time (including in the event of the resignation, death, disability or other incapacity of the Stockholders’ Agent) by consent of those Company Securityholders entitled to at least a majority of the Merger Consideration, and any such successor shall succeed the Stockholders’ Agent as Stockholders’ Agent hereunder. No bond shall be required of the Stockholders’ Agent. Each Company Securityholder shall be deemed to have agreed to receive correspondence from the Stockholders’ Agent, including in electronic form.

(b) The Stockholders’ Agent shall not be liable to any Company Securityholder for any liability or Loss incurred without gross negligence by the Stockholders’ Agent while acting in good faith and arising out of or in connection with the acceptance or administration of its duties hereunder (it being understood that any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith). The members of the advisory committee to the Stockholders’ Agent (the “Advisory Committee”) shall not be liable to any Company Securityholder for any liability or Loss incurred by the members of the Advisory Committee while acting in good faith and arising out of or in connection with the acceptance or administration of their duties (it being understood that any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith), even if such act or omission constitutes negligence on the part of the Advisory Committee. Each Company Securityholder shall, in accordance with their Pro Rata Portion, (i) indemnify and defend the Stockholders’ Agent and hold the Stockholders’ Agent harmless against any Loss or liability, including but not limited to the hiring of legal counsel, accountants, auditors and other advisors, incurred by the Stockholders’ Agent arising out of or in connection with the acceptance, performance or administration of the Stockholders’ Agent’s duties under this Agreement (each, an “Agent Loss”), in each case as such Agent Loss is incurred; provided that in the event it is adjudicated that an Agent Loss or any portion thereof arises from the fraud, gross negligence, willful misconduct or bad faith of the Stockholders’ Agent, such person or persons will reimburse the Company Securityholders the amount of such Agent Loss attributable to such fraud, gross negligence, willful misconduct or bad faith; and (ii) indemnify and defend the members of the Advisory Committee (solely in their individual roles as members of the Advisory Committee and not in their roles as Company Securityholders) and hold the members of the Advisory Committee harmless against any Loss or liability, including but not limited to the hiring of legal counsel, accountants, auditors and other advisors, incurred by the Advisory Committee arising out of or in connection with the acceptance or administration of the Advisory Committee’s duties (each, an “Committee Member Loss”), in each case as such Committee Member Loss is incurred. Agent Losses and Committee Member Losses shall be recoverable by the Stockholders’ Agent on its own behalf or on behalf of the members of the Advisory Committee (i) first by recourse to any amounts available in the Stockholders’ Agent’s Fund in accordance with instructions provided by the Stockholders’ Agent to the Escrow Agent, which shall specify in reasonable detail the amount of all Agent Losses, (ii) by recourse to any portion of any Contingent Payment otherwise payable to Company Securityholders as set forth in Section 9.1(b)(ii) in accordance with instructions provided

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended by the Stockholders’ Agent to Parent, which shall specify in reasonable detail the amount of all Agent Losses and Committee Member Losses, (iii) by recourse to any amounts in the Escrow Fund otherwise distributable to Company Securityholders pursuant to the terms hereof and the Escrow Agreement in accordance with instructions provided by the Stockholders’ Agent to the Escrow Agent, which shall specify in reasonable detail the amount of all Agent Losses, and (iv) if such amounts are insufficient to pay such Agent Losses or Committee Member Losses or unavailable at such time, directly to the Company Securityholders (in proportion to the Merger Consideration received by such persons under this Agreement); provided that while this Section 9.3 allows Agent Losses and Committee Member Losses to be paid from the Stockholders’ Agent’s Fund, from the Escrow Fund and from any Contingent Payments to be paid to the Company Securityholders, this does not relieve the Company Securityholders from their obligation to promptly pay such Agent Losses, Committee Member Losses or other amounts set forth above, nor does it prevent the Stockholders’ Agent from seeking any remedies available to it at law or otherwise. Upon receipt of written notice of any Committee Member Losses, the Stockholders’ Agent shall take all actions reasonably required to facilitate the collection of any amounts necessary to satisfy such Committee Member Losses.

(c) From and after the Effective Time, Parent shall cause the Surviving Corporation to provide the Stockholders’ Agent with reasonable updates about the Surviving Corporation, reasonable access (including electronic access, to the extent available) to the books, records and other documents and materials of the Surviving Corporation and the reasonable assistance of the officers and employees of Parent and the Surviving Corporation as reasonably requested by the Stockholders’ Agent and, in each case, as necessary for performing its duties and exercising its rights under this Agreement; provided that any information so provided to or obtained by the Stockholders’ Agent shall be subject to the Agent NDA.

(d) None of Guarantor, Parent or the Surviving Corporation shall have any liability to any of the Company Securityholders or otherwise arising out of the acts or omissions of the Stockholders’ Agent or any disputes among the Company Securityholders or between the Company Securityholders and the Stockholders’ Agent. Parent may rely entirely on its dealings with, and notices to and from, the Stockholders’ Agent to satisfy any obligations it might have under this Agreement or otherwise to the Company Securityholders. From and after the Effective Time, Stockholder’s Agent or its representatives may retain copies, reproductions, summaries, analyses or extracts (whether in hard-copy form or on intangible media, such as electronic mail or computer files) of the contents of the Data Room, the Company’s corporate books and records and all of the Company’s historical written communications (including electronic mail) prior to the Effective Time, in each case to be used solely for record retention purposes or in connection with the performance by the Stockholders’ Agent of its duties or the exercise of its rights under this Agreement. All of the documents, communications and other information referred to in the preceding sentence shall be subject to the Agent NDA.

9.4 Actions of the Stockholders’ Agent. From and after the Effective Time, a decision, act, consent or instruction of the Stockholders’ Agent shall constitute a decision of all Company Securityholders and shall be final, binding and conclusive upon each Company Securityholder, and

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

Parent may rely upon any decision, act, consent or instruction of the Stockholders’ Agent as being the decision, act, consent or instruction of each Company Securityholder. Guarantor, Parent and the Surviving Corporation are hereby relieved from any liability to any person for any acts done by Stockholders’ Agent and any acts done by Parent or the Surviving Corporation in accordance with any such decision, act, consent or instruction of the Stockholders’ Agent.

ARTICLE X

GENERAL PROVISIONS

10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) upon receipt if delivered personally, (ii) one (1) Business Day after being sent by commercial overnight courier service, or (iii) upon transmission if sent via facsimile with confirmation of receipt to the parties made by the recipient at the following addresses (or at such other address for a party as shall be specified upon like notice):

(a) if to Guarantor, Parent or Merger Sub, to:

c/o Gilead Sciences, Inc.

333 Lakeside Drive

Foster City, CA 94404

Attention: General Counsel

Telecopy: (650) 522-5771

with a copy to (which shall not constitute notice):

Dewey & LeBoeuf LLP

1950 University Avenue, Suite 500

East Palo Alto, CA 94303

Attention: Jane Ross

Telecopy: (650) 845-7333

(b) if to the Company, to:

Calistoga Pharmaceuticals, Inc.

2101 Fourth Avenue, Suite 1960

Seattle, Washington 98121

Attention: Chief Executive Officer

Telecopy: (206) 728-4777

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended with a copy to (which shall not constitute notice):

Wilson Sonsini Goodrich & Rosati, P.C.

701 Fifth Avenue, Suite 5100

Seattle, Washington 98104

Attention: Patrick J. Schultheis

Telecopy: (206) 883-2699

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, California 94304

Attention: Kenneth A. Clark

                  Robert T. Ishii

Telecopy: (650) 493-6811

(c) if to the Stockholders’ Agent, to:

Shareholder Representative Services LLC

601 Montgomery Street, Suite 2020

San Francisco, CA 94111

Attention: Managing Director

Telecopy: (415) 962-4147

Telephone No.: (415) 367-9400

In all cases, with a copy to (which shall not constitute notice):

Wilson Sonsini Goodrich & Rosati, P.C.

701 Fifth Avenue, Suite 5100

Seattle, Washington 98104

Attention: Patrick J. Schultheis

Telecopy: (206) 883-2699

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, California 94304

Attention: Kenneth A. Clark

                  Robert T. Ishii

Telecopy: (650) 493-6811

10.2 Additional Definitions.

(a) For purposes of this Agreement, “Company Material Adverse Effect” means [*]:

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

(i) [*]

(ii) [*]

(iii) [*]

(iv) [*]

(v) [*]

(vi) [*]

(b) For purposes of this Agreement, any reference to the Company’s “knowledge” of any fact, circumstance, event or other matter, means [*].

(c) For purposes of this Agreement, “Subsidiary” means any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries.

(d) For purposes of this Agreement, “person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

10.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

10.4 Entire Agreement; Nonassignability; Parties in Interest.

(a) This Agreement and the documents and instruments delivered pursuant hereto, including the exhibits hereto, the Company Disclosure Schedule and the other schedules hereto:

(i) together constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreements, which shall continue in full force and effect in accordance with their terms and shall survive any termination of this Agreement;

(ii) are not intended to confer upon any other person any rights or remedies hereunder, except as provided in clause (b) of this Section 10.4; and

(iii) shall not be assigned by Parent or Merger Sub, on the one hand, or by the Company, on the other hand (by operation of law or otherwise), without the written consent of

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended each of the parties hereto (and any purported assignment in violation of this Agreement shall be void); provided, however, that Parent may substitute, by written notice to the Company, another direct or indirect Subsidiary of Parent, or an Affiliate of Parent, in lieu of Merger Sub, in which event all references herein to Merger Sub shall be deemed references to such other person, except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other person as of the date of such substitution.

(b) This Agreement is not intended to, and does not, confer upon any person other than the parties who are signatories hereto any rights or remedies hereunder [*] The rights granted pursuant to clause (i) of this Section 10.4(b) shall not be exercisable by any Company Securityholder and shall only be enforceable on behalf of Company Securityholders by the Stockholders’ Agent in its sole and absolute discretion, as agent for such holders.

10.5 Severability. In the event that any provision of this Agreement, or the application thereof becomes, or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances other than those as to which it is determined to be illegal, void or unenforceable, will not be impaired or otherwise affected and will continue in full force and effect and be enforceable to the fullest extent permitted by Applicable Law.

10.6 Remedies Cumulative. Except as otherwise provided in Section 9.2(f) or elsewhere herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with, and not exclusive of, any other remedy conferred hereby, or by Applicable Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the internal Applicable Laws of the State of Delaware applicable to parties residing in the State of Delaware, without regard to applicable principles of conflicts of law. Subject to Section 9.2(d)(iii), each of the parties irrevocably consents to the exclusive jurisdiction and venue of any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in connection with any matter based upon or arising out of this Agreement or the transactions contemplated hereby and agrees that process may be served upon it in any manner authorized by the Applicable Laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction and such process. Each of the parties irrevocably waives the right to trial by jury in connection with any matter based upon or arising out of this Agreement or the transactions contemplated hereby.

10.8 Rules of Construction.

(a) The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any Applicable Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

(b) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(c) As used in this Agreement, (i) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation” and (ii) the words “hereby,” “herein,” “hereunder” and “hereto” shall be deemed to refer to this Agreement in its entirety and not to any specific section of this Agreement.

(d) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Annexes” are intended to refer to Sections of this Agreement or the Company Disclosure Schedule, as appropriate, and Exhibits and Annexes to this Agreement.

(e) The headings and subheadings used in this Agreement are for convenience of reference only and shall have no force or effect whatsoever in interpreting any of the provisions of this Agreement.

10.9 No Other Representations and Warranties. Subject to Section 9.2(i), Parent acknowledges that the Company has not made and is not making any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except as set forth in Article III (and any certificate delivered by the Company hereunder); provided, however, that, nothing in this Section 10.9 or elsewhere in this Agreement, shall limit or otherwise adversely affect any remedy of Parent or any other person for fraud.

10.10 Time is of the Essence; Enforcement. Time is of the essence of this Agreement. Each of the parties hereto agrees that irreparable damage would occur and that the parties would not have any adequate remedy at Applicable Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at Applicable Law or in equity.

10.11 Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any waiver of any of the terms or conditions of this Agreement must be in writing and must be duly executed by or on behalf of the party to be charged with such waiver. Except as expressly set forth in this Agreement, the failure of a party to exercise any of its rights hereunder or to insist upon strict adherence to any term or condition hereof on any one occasion shall not be construed as a waiver or deprive that party of the right thereafter to insist upon strict adherence to the terms and conditions of this Agreement at a later date. Further, no waiver of any of the terms and conditions of this Agreement shall be deemed to or shall constitute a waiver of any other term of condition hereof (whether or not similar).

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

10.12 Guarantee. Guarantor hereby unconditionally, absolutely, continuing and irrevocably guarantees, as principal and not as surety, the full and complete payment and performance of all obligations and liabilities, whether now in existence or hereafter arising, of Parent, Merger Sub and, following the Effective Time, the Surviving Corporation under this Agreement or any other agreement to which Parent, Merger Sub or, following the Effective Time, the Surviving Corporation is or may become a party in connection with this Agreement (the “Guarantor Undertakings”). The obligations of the undersigned shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration, compromise, modification or amendment. Notice of acceptance of this guarantee and of the incurring of any obligation or default of the Guarantor Undertakings, as well as demand and protest with respect to such Guarantor Undertakings, are hereby waived by Guarantor.

[*]

[Remainder of page intentionally left blank]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

IN WITNESS WHEREOF, the Company, Guarantor, Parent, Merger Sub and the Stockholders’ Agent have caused this Agreement to be executed and delivered by each of them or their respective officers thereunto duly authorized, all as of the date first written above.

GILEAD SCIENCES, INC.

By:	/s/ John F. Milligan
Name: John F. Milligan, Ph.D. Title: President and Chief Operating Officer

GILEAD BIOPHARMACEUTICS IRELAND CORPORATION

By:	/s/ Brett A. Pletcher
Name: Brett A. Pletcher Title: Director

HOT SPRINGS ACQUISITION CORP.

By:	/s/ John F. Milligan
Name: John F. Milligan, Ph.D. Title: Director

CALISTOGA PHARMACEUTICALS, INC.

By:	/s/ Carol Gallagher
Carol Gallagher, Pharm.D. Chief Executive Officer

SHAREHOLDER REPRESENTATIVE SERVICES LLC as Stockholders’ Agent

By:	/s/ Mark B. Vogel
Name: Mark B. Vogel Title: Managing Director

[Signature Page to Agreement and Plan of Merger]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended